Exhibit 2.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

For immediate release

This announcement contains inside information

7 June 2018

RECOMMENDED SHARE AND CASH OFFER

for

ARTILIUM PLC

by

PARETEUM CORPORATION

to be effected
by way of a scheme of arrangement
under Part 26 of the Companies Act 2006

Summary

•	The boards of Pareteum Corporation (NYSE American: TEUM, "Pareteum") and Artilium plc (AIM: ARTA, "Artilium") are pleased to announce that they have reached agreement on the terms of a recommended share and cash offer to be made by Pareteum for the entire issued and to be issued ordinary share capital of Artilium not already owned by Pareteum (the "Acquisition").

•	Pareteum currently holds 27,695,177 Artilium Shares, representing approximately 7.80 per cent. of the issued share capital of Artilium. Artilium currently holds 3,200,332 common shares in Pareteum, representing 5.85 per cent. of Pareteum's issued and outstanding share capital, which will be cancelled on completion of the Acquisition.

•	It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. This is all explained further at paragraph 15 (Structure of the Acquisition) below. Please see Appendix V for definitions of certain terms used in this Announcement.

•	This Announcement was prepared in accordance with the requirements of the UK City Code on Takeovers and Mergers. In connection with the Acquisition, Pareteum intends to file a Proxy Statement with the SEC. Pareteum may also file additional documents with the SEC in relation to the Acquisition. Pareteum urges Pareteum Stockholders to read these materials carefully when they become available.

•	Under the terms of the Acquisition, each Artilium Shareholder will be entitled to receive:

0.1016 New Pareteum Shares and 1.9 pence in cash per Artilium Share

•	The Acquisition values each Artilium Share at 19.55 pence and the entire issued and to be issued ordinary share capital of Artilium at approximately £78 million, based on Pareteum's closing share price of $2.33 on the Last Practicable Date and a GBP:USD exchange rate of 1.3413.

•	The implied value of 19.55 pence per Artilium Share represents a premium of approximately:

•	18.48 per cent. to the Closing Price of 16.5 pence per Artilium Share on the Last Practicable Date;

•	18.89 per cent. to the Volume Weighted Average Price per Artilium Share during the one month period ended on the Last Practicable Date;

•	30.04 per cent. to the Volume Weighted Average Price per Artilium Share during the three month period ended on the Last Practicable Date; and

•	136.96 per cent. to the Closing Price of 8.25 pence per Artilium Share on 13 October 2017 (being the last Business Day prior to the date of Artilium's announcement of its strategic alliance with Pareteum).

•	The Acquisition represents an implied Enterprise Value / LTM Revenue 31 December 2017 multiple for Artilium of 4.3x.[1]

•	Following completion of the Acquisition, Pareteum Stockholders will hold approximately 57.62 per cent., and Artilium Shareholders will hold approximately 42.38 per cent., of Pareteum's enlarged issued share capital. Pareteum Stockholders will hold approximately 64.86 per cent., and Artilium Shareholders will hold approximately 35.14 per cent., of Pareteum’s enlarged fully diluted share capital on completion of the Acquisition.

•	The transaction is expected to deliver compelling financial benefits for the shareholders of both Pareteum and Artilium, including significant accretion to Pareteum’s Non-GAAP earnings per share[2], strong growth in pro forma operating cashflow generation and material cost and revenue synergies.

•	Pareteum has agreed that, on completion of the Acquisition, Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV in accordance with the terms of the Management Services Agreement.

•	The Artilium Recommending Directors, who have been so advised by finnCap as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Artilium Recommending Directors, finnCap has taken into account the commercial assessments of the Artilium Recommending Directors. This is explained further at paragraphs 3 (Recommendations) and 5 (Background to and reasons for the Artilium Recommending Directors' recommendation) below.

•	Accordingly, the Artilium Recommending Directors intend to recommend unanimously that Artilium Independent Shareholders vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, as the Artilium Recommending Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 71,122,994 Artilium Shares (representing, in aggregate, approximately 20.04 per cent. of the Artilium Shares in issue on the Last Practicable Date).

•	In addition to the irrevocable undertakings from the Artilium Recommending Directors, Pareteum has received an irrevocable undertaking to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), save for the Resolution to approve the Management Arrangement on which he is not allowed to vote, from Bart Weijermars in respect of 2,423,633 Artilium Shares (representing, in aggregate, approximately 0.68 per cent. of the Artilium Shares in issue on the Last Practicable Date).

•	In addition to the irrevocable undertakings from the Artilium Directors, Pareteum has received irrevocable undertakings from various other shareholders (as detailed in Appendix III) to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), in respect of 141,887,365 Artilium Shares (representing, in aggregate, approximately 39.98 per cent. of the Artilium Shares in issue on the Last Practicable Date).

[1]	See paragraph 19 of Appendix II.
[2]	See paragraph 20 of Appendix II.

•	Therefore, as at the date of this Announcement, Pareteum has received irrevocable undertakings to vote or procure votes in favour of:

•	the Scheme at the Court Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date);

•	the Resolution to approve the Management Arrangement to be proposed at the General Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date); and

•	the other Resolutions to be proposed at the General Meeting in respect of a total of 215,433,992 Artilium Shares (representing approximately 60.70 per cent. of the Artilium Shares in issue on the Last Practicable Date).

Full details of the irrevocable undertakings received by Pareteum are set out in Appendix III to this Announcement.

•	In addition, the Pareteum Directors consider the Acquisition to be in the best interests of Pareteum and the Pareteum Stockholders and intend to recommend unanimously that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution at the Pareteum Stockholder Meeting which will be convened in connection with the Acquisition.

•	Pareteum is a rapidly growing cloud communications platform company with a mission - “to connect every person and every thing”™. Service providers, brand marketing companies, enterprise and Internet of Things providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed patent pending software platforms which are connected to 45 mobile networks in 65 countries using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

•	The vast majority of Pareteum’s platform is comprised of its own proprietary software, which provides customers with a great deal of flexibility in how they use its products now and in the future and allows Pareteum to be market driven in its future. Pareteum’s platform services partners (technologies integrated into its SMART Cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers. Pareteum is a mission-focused company empowering every person and every “thing” to be globally connected – Any Device, Any Network, Anywhere.™ The Pareteum SMART Cloud Platform targets large and growing sectors from IoT (Internet of Things), Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need communications platform as a service (CPaaS), which Pareteum delivers.

•	Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

•	In broad terms, Artilium provides services to both telecom infrastructure customers (across Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Mobile Virtual Network Enablers (MVNEs), Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

•	Artilium and Pareteum have since October 2017 benefitted from a strategic alliance entered into with the intention of jointly pursuing new and developed markets, accelerating growth and increasing market penetration for both Artilium and Pareteum.

•	It is intended that the Acquisition be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (or, if Pareteum so elects and with the consent of the Takeover Panel, a Takeover Offer). The purpose of the Scheme is to provide for Pareteum to become the owner of the entire issued and to be issued ordinary share capital of Artilium. The Scheme will be put to Artilium Independent Shareholders at the Court Meeting and to the Artilium Shareholders at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the Artilium Independent Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the Scheme Shares voted. The implementation of the Scheme must also be approved by Artilium Shareholders at the General Meeting and the Artilium Independent Shareholders will also be asked to approve the Management Arrangement.

•	The Acquisition is subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions of the Acquisition which will be set out in the Scheme Document. The Conditions include the approval of the Pareteum Stockholder Resolution in relation to the Acquisition, as further described in this Announcement. Artilium intends to vote its entire holding of 3,200,332 common shares in Pareteum in favour of the Pareteum Stockholder Resolution.

•	The Scheme Document will include full details of the Acquisition, together with notices of the Court Meeting and General Meeting, the expected timetable of the Acquisition and will specify the action to be taken by Artilium Shareholders. It is expected that the Scheme Document will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement).

•	It is expected that the definitive Proxy Statement, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution, will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders, with the Pareteum Stockholder Meeting being held at or around the same time as the Artilium Meetings.

•	The Acquisition is currently expected to become Effective in September 2018, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix I and to the full terms and conditions of the Acquisition which will be set out in the Scheme Document.

Commenting on the Acquisition, Jan-Paul Menke, Non-Executive Chairman of Artilium, said:

"Pareteum and Artilium make a powerful combination. Our Artilium shareholders are very pleased with this transaction. We have grown Artilium with several well selected transactions, in addition to the sales and business development achievements we have produced. With the now significantly enhanced operating capabilities of the combined companies, we expect even more opportunities to become available and further improve the outlook for shareholder growth and value to be reflected in our business. Bart and I have had a positive and constructive experience in working with Robert H. Turner and his Pareteum “TEUM” to now create a very powerful platform company, and, it is one that we feel has the capability for significant future growth."

Commenting on the Acquisition, Robert H. Turner, Founder, Executive Chairman and Principal Executive Officer of Pareteum, said:

"Artilium and Pareteum have a natural fit when considering the award-winning products and services that will be combined and offered, the expansion of addressable markets, making us truly global in reach, and the resulting improved executive and operating talent to lead our company to even higher achievements and results. Since October 2017, we have operated in a strategic alliance with Artilium, which has had materially positive results. We will now turn our attention to accelerating this as one company. It has been a pleasure and great honor to work with Jan-Paul Menke and Bart Weijermars to combine our companies. The vision of open mobility and open applications now takes a demonstrable leap forward."

This summary should be read in conjunction with, and is subject to, the full text of this Announcement and its Appendices. In particular, the Acquisition is subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document. Appendix II contains details of sources of information and bases of calculation contained in this Announcement. Appendix III contains certain details relating to the irrevocable undertakings referred to in this Announcement. Appendix IV contains the Pareteum Profit Forecast, and the assumptions, basis of preparation and the Pareteum Directors' confirmation relating thereto. Appendix V contains definitions of certain terms used in this Announcement.

Investor and analyst presentation:

There will be an investor presentation for investors and research analysts on Friday 8 June 2018 at 11.00 a.m. New York time / 4.00 p.m. London time (dial-in instructions below). A copy of the presentation (and any relevant accompanying oral presentation/transcript) will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, at www.pareteum.com/investors and www.artilium.com/investors in due course. The content of the websites referred to in this Announcement are not incorporated into and do not form part of this Announcement.

Pareteum Corporation Investor Update Conference Call:

Conference ID: 5039786

Participant Dial-In Numbers:

TOLL-FREE 1-866-548-4713

TOLL/INTERNATIONAL 1-323-794-2093

U.K. TOLL +44 (0)330 336 9105

U.K. TOLL FREE 0800 358 6377

Live Webcast: http://public.viavid.com/index.php?id=130055

Enquiries:

Pareteum
Denis McCarthy, SVP Corporate Development Alex Korff, Company Secretary Ted O’Donnell, Chief Financial Officer	Tel: +1 (212) 984 1096

Jefferies (Financial adviser to Pareteum)

(UK) Simon Brown (US) Timothy Roepke Jeffrey Snyder	Tel: +44 (0)20 7029 8000 Tel: +1 (212) 284 2300

Artilium

Jan-Paul Menke, Non-Executive Chairman Bart Weijermars, Chief Executive Officer Rupert Hutton, Chief Finance Officer	Tel: +32 (0) 5023 0300

finnCap Ltd (Financial adviser under Rule 3 of the Code, Nominated Adviser and broker to Artilium)

Jonny Franklin-Adams Henrik Persson Anthony Adams	Tel: +44 (0)20 7220 0500

Buchanan (Public relations adviser to Artilium)

Chris Lane Jamie Hooper	Tel: +44 (0)20 7466 5000

Important notices

Jefferies International Limited (“Jefferies”), which is authorised and regulated by the Financial Conduct Authority (the "FCA") in the United Kingdom, is acting exclusively for Pareteum as financial adviser and no one else in connection with the Acquisition and other matters set out in this Announcement and will not be responsible to anyone other than Pareteum for providing the protections afforded to clients of Jefferies, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

finnCap, which is authorised by and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser under Rule 3 of the Code, nominated adviser and broker to Artilium and no one else in connection with the Acquisition and other matters referred to in this Announcement and will not be responsible to anyone other than Artilium for providing the protections afforded to clients of finnCap, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither finnCap nor any of its subsidiaries or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this Announcement, any statement contained herein or otherwise.

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Artilium Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been despatched.

This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

Pareteum will prepare the Proxy Statement to be distributed to Pareteum Stockholders, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution. Pareteum urges Artilium Shareholders to read the Scheme Document carefully when it becomes available because it will contain important information in relation to the Acquisition and the New Pareteum Shares. Pareteum also urges Pareteum Stockholders to read the Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the Artilium Meetings or the Pareteum Stockholder Meeting to approve the Acquisition, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of Pareteum Stockholders, the Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Overseas shareholders

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK to vote their Artilium Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales. Unless otherwise determined by Pareteum or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Acquisition may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New Pareteum Shares pursuant to the Acquisition to Artilium Shareholders who are not resident in the UK or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK should inform themselves of, and observe, any applicable legal or regulatory requirements.

Additional information for US investors

In connection with the Acquisition, Pareteum intends to file with the SEC a Proxy Statement of Pareteum. Pareteum may also file additional documents with the SEC in relation to the Acquisition.

The Acquisition relates to the shares of a UK company and is being made by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Acquisition will be subject to disclosure requirements and practices applicable in the UK and to schemes of arrangement under the laws of England and Wales, which are different from the disclosure and other requirements of a US tender offer and US securities laws.

It may be difficult for US holders of Artilium Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Acquisition, since Artilium is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US, and most of the assets of Artilium are located outside of the US. US holders of Artilium Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction or judgment.

The Acquisition may, in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under the laws of England and Wales. If Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, such Takeover Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom. In accordance with normal UK practice, Pareteum or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Artilium Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of Artilium by Pareteum, including the issuance of the New Pareteum Shares in respect of the Acquisition. In connection with the foregoing proposed issuance of New Pareteum Shares, Pareteum expects to file a Proxy Statement on Schedule 14A with the SEC. INVESTORS AND SECURITY HOLDERS OF PARETEUM ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT PARETEUM WILL FILE WITH THE SEC WHEN SUCH MATERIALS BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARETEUM, THE PROPOSED ISSUANCE OF THE NEW PARETEUM SHARES AND THE ACQUISITION. The preliminary Proxy Statement, the definitive Proxy Statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New Pareteum Shares and the Acquisition (when they become available), and, if required, the registration statement/prospectus and other documents filed by Pareteum with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Pareteum's website, www.pareteum.com, or by contacting Pareteum's Investor Relations department in writing at 1185 Avenue of the Americas, 37th floor, New York, NY 10036, United States of America, or by e-mail at InvestorRelations@pareteum.com.

To the extent Pareteum effects the acquisition of Artilium as a scheme of arrangement under the laws of England and Wales, the New Pareteum Shares to be issued in the acquisition will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. Artilium will advise the Court that its sanction of the scheme of arrangement will be relied upon by Artilium and Pareteum as an approval of the scheme of arrangement following a hearing on its fairness to Artilium shareholders at which hearing all such shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the scheme of arrangement and with respect to which notification has been given to all Artilium shareholders. In the event that Pareteum determines to effect the Acquisition pursuant to a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New Pareteum Shares that would be issued in the Acquisition. In this event, Artilium Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov or by directing a request to Pareteum's contact for enquiries identified above. Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New Pareteum Shares to be issued in connection with the Acquisition, or determined if this Announcement is accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Pareteum believes that Pareteum, Artilium, their respective directors and certain Pareteum executive officers may be deemed to be participants in the solicitation of proxies from Pareteum Stockholders with respect to the Acquisition, including the proposed issuance of New Pareteum Shares. Information about Pareteum's directors and executive officers and their ownership of Pareteum Shares is set out in Pareteum's Annual Report on Form 10-K for the fiscal year ended 31 December 2017, which was filed with the SEC on 30 March 2018 and Pareteum's proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on 27 July 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the Proxy Statement and other materials to be filed with the SEC in connection with the Acquisition and issuance of New Pareteum Shares.

Notes regarding the New Pareteum Shares

The New Pareteum Shares to be issued pursuant to the Acquisition have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New Pareteum Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New Pareteum Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Forward-looking statements

This Announcement includes forward-looking statements within the meaning of Section 27A of the US Securities Act and Section 21E of the US Exchange Act. These forward-looking statements are based on current expectations and projections about future events. Pareteum’s actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would,” “could,” “continue,” “likely” or the negative or plural of such words and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The statements that contain these or similar words should be read carefully because these statements discuss Pareteum’s future expectations, contain projections of Pareteum’s future results of operations or of Pareteum’s financial position, business strategy, short-term and long-term business operations and objectives, financial needs and other “forward-looking” information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation: the risk that the Acquisition is not completed on a timely basis or at all; the ability to integrate Artilium into Pareteum’s business successfully and the amount of time and expense spent and incurred in connection with the integration; the possibility that competing offers will be made; the risk that the economic benefits and other synergies that Pareteum management anticipates as a result of the Acquisition are not fully realized or take longer to realize than expected; the risk that certain risks and liabilities associated with the Acquisition have not been discovered; the risk that the approval of Artilium shareholders of the Acquisition or the approval of Pareteum stockholders of the Pareteum Stockholder Resolution may not be obtained or that other Conditions of the Acquisition will not be satisfied; changes in global or local political, economic, business, competitive, market and regulatory forces; changes in exchange and interest rates; changes in tax and other laws or regulations; future business combinations or disposals; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers or suppliers) occurring prior to completion of the Acquisition or if the Acquisition is not completed at all; changes in the market price of shares of Pareteum or Artilium; and changes in the economic and financial conditions of the businesses of Pareteum or Artilium.

The foregoing does not represent an exhaustive list of risks. Additional factors are described in Pareteum’s public filings with the SEC, and other factors will be described in the Proxy Statement. Moreover, Pareteum operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Pareteum’s management to predict all risks, nor can Pareteum assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Pareteum may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Announcement may not occur and actual results could differ materially and adversely from those anticipated or implied in the information in this Announcement.

Any forward-looking statements in this Announcement are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. Accordingly, you should not place undue reliance on any such forward-looking statements. All forward-looking statements included in this Announcement are based on information available to Pareteum management on the date of such information. Except to the extent required by applicable laws or rules, Pareteum undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Pareteum or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained throughout this Announcement.

No profit forecasts or estimates

The Pareteum Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Pareteum Profit Forecast, the assumptions and basis of preparation on which the Pareteum Profit Forecast is based and the Pareteum Directors' confirmation, as required by Rule 28.1 of the Code, are set out in Appendix IV.

Other than in respect of the Pareteum Profit Forecast, no statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share for Artilium or Pareteum for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Artilium or Pareteum.

Right to switch to a Takeover Offer

Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix I to this Announcement.

Rule 2.9 disclosures

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 354,891,582 Artilium Shares in issue and admitted to trading on AIM. There are no Artilium Shares held in treasury. The ISIN Number for the Artilium Shares is GB00B1L7NQ30.

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 54,664,827 Pareteum Shares issued and outstanding and listed for trading on the NYSE American. There are no Pareteum Shares held in treasury. The ISIN Number for the Pareteum Shares is US69946T2078.

Publication on website and availability of hard copies

In accordance with Rule 26.1 of the Code, a copy of this Announcement will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors by no later than 12:00 noon on the Business Day following this Announcement. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this Announcement, free of charge, by contacting Jefferies on +44 (0)20 7029 8000 or finnCap on +44 (0)20 7220 0500. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. In accordance with Rule 30.3 of the Code, a person so entitled may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Information relating to Artilium Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Artilium Shareholders, persons with information rights and other relevant persons for the receipt of communications from Artilium may be provided to Pareteum during the Offer Period as required under section 4 of Appendix 4 of the Code.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

For immediate release

This announcement contains inside information

7 June 2018

RECOMMENDED SHARE AND CASH OFFER

for

ARTILIUM PLC

by

PARETEUM CORPORATION

to be effected
by way of a scheme of arrangement
under Part 26 of the Companies Act 2006

1.	Introduction

The boards of Pareteum Corporation (NYSE American: TEUM, "Pareteum") and Artilium plc (AIM: ARTA, "Artilium") are pleased to announce that they have reached agreement on the terms of a recommended share and cash offer to be made by Pareteum for the entire issued and to be issued ordinary share capital of Artilium not already owned by Pareteum (the "Acquisition").

Pareteum currently holds 27,695,177 Artilium Shares, representing approximately 7.80 per cent. of the issued share capital of Artilium. Artilium currently holds 3,200,332 common shares in Pareteum, representing 5.85 per cent. of Pareteum's issued and outstanding share capital, which will be cancelled on completion of the Acquisition.

It is intended that the Acquisition will be implemented by way of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme.

This Announcement was prepared in accordance with the requirements of the UK City Code on Takeovers and Mergers. In connection with the Acquisition, Pareteum intends to file a Proxy Statement with the SEC. Pareteum may also file additional documents with the SEC in relation to the Acquisition. Pareteum urges Pareteum Stockholders to read these materials carefully when they become available.

2.	The Acquisition

Under the terms of the Acquisition, which will be subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document, each Artilium Shareholder will be entitled to receive:

0.1016 New Pareteum Shares and 1.9 pence in cash per Artilium Share

The Acquisition values each Artilium Share at 19.55 pence and the entire issued and to be issued ordinary share capital of Artilium at approximately £78 million, based on Pareteum's closing share price of $2.33 on the Last Practicable Date and a GBP:USD exchange rate of 1.3413.

The implied value of 19.55 pence per Artilium Share represents a premium of approximately:

•	18.48 per cent. to the Closing Price of 16.5 pence per Artilium Share on the Last Practicable Date;

•	18.89 per cent. to the Volume Weighted Average Price per Artilium Share during the one month period ended on the Last Practicable Date;

•	30.04 per cent. to the Volume Weighted Average Price per Artilium Share during the three month period ended on the Last Practicable Date; and

•	136.96 per cent. to the Closing Price of 8.25 pence per Artilium Share on 13 October 2017 (being the last Business Day prior to the date of Artilium's announcement of its strategic alliance with Pareteum).

The Acquisition represents an implied Enterprise Value / LTM Revenue 31 December 2017 multiple for Artilium of 4.3x.3

Following completion of the Acquisition, Pareteum Stockholders will hold approximately 57.62 per cent., and Artilium Shareholders will hold approximately 42.38 per cent., of Pareteum's enlarged issued share capital. Pareteum Stockholders will hold approximately 64.86 per cent., and Artilium Shareholders will hold approximately 35.14 per cent., of Pareteum’s enlarged fully diluted share capital on completion of the Acquisition Pareteum has agreed that, on completion of the Acquisition, Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV in accordance with the terms of the Management Services Agreement.

The transaction is expected to deliver compelling financial benefits for the shareholders of both Pareteum and Artilium, including significant accretion to Pareteum’s Non-GAAP earnings per share4, strong growth in pro forma operating cashflow generation and material cost and revenue synergies.

The Artilium Shares will be acquired by Pareteum fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights or interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Artilium Shares.

If any dividend or other distribution in respect of the Artilium Shares is declared, paid or made on or after the date of this Announcement, Pareteum reserves the right to reduce the consideration payable for each Artilium Share under the terms of the Acquisition by the amount per Artilium Share of such dividend or distribution.

3.	Recommendations

The Artilium Recommending Directors, who have been so advised by finnCap as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Artilium Recommending Directors, finnCap has taken into account the commercial assessments of the Artilium Recommending Directors.

[3]	See paragraph 19 of Appendix II.
[4]	See paragraph 20 of Appendix II.

Accordingly, the Artilium Recommending Directors intend to recommend unanimously that Artilium Independent Shareholders vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, as the Artilium Recommending Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 71,122,994 Artilium Shares (representing, in aggregate, approximately 20.04 per cent. of the Artilium Shares in issue on the Last Practicable Date).

In addition, the Pareteum Directors consider the Acquisition to be in the best interests of Pareteum and the Pareteum Stockholders and intend to recommend unanimously that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution at the Pareteum Stockholder Meeting which will be convened in connection with the Acquisition. Artilium intends to vote its entire holding of 3,200,332 common shares in Pareteum in favour of the Pareteum Stockholder Resolution.

4.	Background to and reasons for the Acquisition

The Pareteum Directors and the Artilium Recommending Directors recognise that the businesses are a natural fit. Since announcing the strategic alliance between Pareteum and Artilium in October 2017, the Pareteum Directors and the Artilium Recommending Directors have been incredibly pleased by the way the businesses have successfully collaborated and by their customers' enthusiasm for the partnership. In the few months since the alliance was launched, the two companies have collaborated on at least 18 opportunities, resulting in 7 sales wins and an increasing pipeline of potential deals to pursue. Pareteum estimates that over $65 million has been added to its 36-month contractual revenue backlog as a direct result of the engagement. The Pareteum Directors and the Artilium Recommending Directors also consider that the two management teams have worked well together and proven to be highly complementary.

The Pareteum Directors and the Artilium Recommending Directors believe there is considerable industrial logic for bringing the two companies together, underpinned by four key principles:

1)	Expansion: Together, Pareteum and Artilium can offer customers a more complete enterprise and retail product offering, increasing penetration of the combined existing customer base. With this expanded product set, the combined business will be better positioned to acquire new customers, thereby diversifying revenue streams. The combination would also provide an immediate path for cross-selling into the companies’ respective geographic markets, particularly within Northern Europe, Asia and the Americas, while creating a larger base from which to expand into new markets.

2)	Scale: Combining Pareteum and Artilium will create a leading provider of cloud communications software and services and a significant opportunity to realize the benefits of a scaled organization. The Combined Group would have pro-forma FY2018 revenues of $49.0 million[5]. For example, the Combined Group will be able to reduce carrier fees and cloud costs through greater purchasing volumes, making each sale more profitable. The Combined Group will realise opportunities to reduce corporate overheads and to realise capital expenditure savings through more efficient space and hardware utilization. These savings can be reinvested to accelerate product and technology development and support revenue growth.

3)	Capital: The Combined Group will have a greatly enhanced financial profile with which to access the capital markets. The Pareteum Directors and the Artilium Recommending Directors believe that, as a combined company, third party capital will be available on significantly improved terms to accelerate the growth story of the Combined Group. Furthermore, as a larger company with a stronger financial profile and a more diverse shareholder base, the Pareteum Directors and the Artilium Recommending Directors believe that the Combined Group could have greater coverage from equity research analysts, enhancing the profile of the Combined Group with the investor community. Artilium Shareholders will also benefit from the much greater liquidity of Pareteum’s shares.

[5]	See paragraph 21 of Appendix II.

4)	Platform: With an expanded product portfolio and customer base, a scaled and right-sized cost structure, and an enhanced financial profile with greater access to capital markets, the Pareteum Directors and the Artilium Recommending Directors believe that the Combined Group will provide a strong platform for acquisitions. The Pareteum Directors and the Artilium Recommending Directors believe that the Combined Group will be the buyer of choice for many sellers. The Pareteum Directors and the Artilium Recommending Directors believe that there is a strong pipeline of potential add-on M&A available to the combined company that will be value-enhancing for shareholders.

Furthermore, the Pareteum Directors and the Artilium Recommending Directors believe that the Acquisition offers the opportunity for their respective shareholders to benefit from the significant long term value creation that is expected to be unlocked by the combination, as well as offering Artilium Shareholders a partial liquidity event.

5.	Background to and reasons for the Artilium Recommending Directors' recommendation

As further described in Artilium’s recent interim financial statements, the Artilium Recommending Directors believe that Artilium is strongly placed for the future. Momentum has been established across key financial and operating priorities, an exciting range of product and service offerings has been established, and continues to be developed, across geographies and market sectors, with a diverse portfolio of customers. The success of the acquisition of IDM, in particular, shows the great potential for Artilium to continue to grow by acquisition as well as organically.

Notwithstanding this confidence in Artilium’s prospects, the Artilium Recommending Directors recognise that the Acquisition presents a highly compelling proposition for Artilium, its shareholders and wider stakeholders on financial and operating levels.

From a financial perspective, the Artilium Recommending Directors agree that the premia implied by the Acquisition to the price of an Artilium Share over a range of timeframes, as set out above, are compelling. Furthermore, that an Artilium Shareholder stands to receive a mix of shares and cash is attractive: the Combined Group is well placed to generate significant long term value whilst Artilium Shareholders can benefit from a greater liquidity to trading Pareteum’s shares than is currently available for Artilium’s shares. The Artilium Recommending Directors welcome the cash portion of the consideration as a partial liquidity event.

The Artilium Recommending Directors also acknowledge a strong commercial logic to the combination of these two businesses, evidenced by the manner in which Artilium, its employees and its customers have benefitted considerably from working in alliance with Pareteum since October 2017.

The Combined Group has the clear potential to present to the market a broader and more complete product offering, will benefit from greater scale and access to capital on superior terms than at present, which together would create a strong platform for growth. Whilst noting with regret that achieving the benefits of the Combined Group will entail headcount reductions on both sides and that there is potential for places of business to be combined, the Artilium Recommending Directors welcome that Pareteum has confirmed that all existing employment rights and pensions of Artilium’s employees will be respected.

Following consideration of the above factors, the Artilium Recommending Directors believe that the terms of the Acquisition are in the best interests of Artilium Shareholders as a whole and unanimously intend to recommend that Artilium Shareholders vote in favour of the Acquisition.

6.	Conditions

The Acquisition is conditional, amongst other things, upon:

(a)	the approval of the Pareteum Stockholder Resolution by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting by no later than the Long Stop Date;

(b)	the approval of the Scheme by a majority in number representing not less than 75 per cent. in value of the Artilium Independent Shareholders entitled to vote and present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment, postponement or reconvention of such meeting) on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document in due course (or such later date, if any, as may be agreed between Pareteum and Artilium and the Court may allow);

(c)	the passing of the Resolutions (other than the Resolution to approve the Management Arrangement) by the requisite majority at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(d)	the passing of the Resolution to approve the Management Arrangement by the requisite majority of the Artilium Independent Shareholders at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document in due course (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(e)	the approval of the listing of the New Pareteum Shares by the NYSE American by no later than the Long Stop Date; and

(f)	the sanction of the Scheme on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document in due course (or such later date, if any, as may be agreed between Pareteum and Artilium and the Court may allow) and the delivery of an office copy of the Court Order to the Registrar of Companies.

The attention of Artilium Shareholders is drawn to the fact that the Acquisition is also conditional on other Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document.

It is expected that the Scheme Document, along with the notice of the Court Meeting and the General Meeting and the Forms of Proxy will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement).

It is expected that the definitive Proxy Statement, containing details of the Acquisition and notice of the Pareteum Stockholder Meeting, will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders, with the Pareteum Stockholder Meeting being held at or around the same time as the Artilium Meetings.

7.	Irrevocable undertakings for Artilium

Pareteum has received irrevocable undertakings to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of Takeover Offer, to accept such offer) from all of the Artilium Recommending Directors who hold Artilium Shares (in a personal capacity or through a nominee) in respect of their entire beneficial holdings of Artilium Shares, amounting, in aggregate, to 71,122,994 Artilium Shares (representing, in aggregate, approximately 20.04 per cent. of the Artilium Shares in issue on the Last Practicable Date). In addition to the irrevocable undertakings from the Artilium Recommending Directors, Pareteum has received an irrevocable undertaking to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), save for the Resolution to approve the Management Arrangement on which he is not allowed to vote, from Bart Weijermars in respect of 2,423,633 Artilium Shares (representing, in aggregate, approximately 0.68 per cent. of the Artilium Shares in issue on the Last Practicable Date).

In addition to the irrevocable undertakings from the Artilium Directors, Pareteum has received irrevocable undertakings from various other shareholders (as detailed in Appendix III) to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting (or, if Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, to accept such offer), in respect of 141,887,365 Artilium Shares (representing, in aggregate, approximately 39.98 per cent. of the Artilium Shares in issue on the Last Practicable Date).

Therefore, as at the date of this Announcement, Pareteum has received irrevocable undertakings to vote or procure votes in favour of:

•	the Scheme at the Court Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date);

•	the Resolution to approve the Management Arrangement to be proposed at the General Meeting in respect of a total of 213,010,359 Artilium Shares (representing approximately 60.43 per cent. of the Artilium Shares in issue and held by Artilium Independent Shareholders on the Last Practicable Date); and

•	the other Resolutions to be proposed at the General Meeting in respect of a total of 215,433,992 Artilium Shares (representing approximately 60.70 per cent. of the Artilium Shares in issue on the Last Practicable Date).

Full details of the irrevocable undertakings received by Pareteum and Artilium are set out in Appendix III to this Announcement.

8.	Information on Pareteum

Pareteum is a leading global provider of mobile communications technology platforms and high-value services that increase revenues and reduce costs for its customers globally with a Software-as-a-Service (SaaS) business model and a diverse customer base that ranges from small tech companies to some of the largest mobile networks in the world. Organizations use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. Pareteum’s platform services partners (technologies integrated into Pareteum’s cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, and other world class technology providers. All of the relevant customer acquired value is derived from Pareteum’s award winning software, developed and enhanced over many years. By harnessing the value of communications, Pareteum serves enterprise, retail and IoT customers. Pareteum currently has offices in New York, Sao Paulo, Madrid, Barcelona, Bahrain and the Netherlands. Pareteum is listed on the NYSE American (NYSE American: TEUM).

The Pareteum Profit Forecast is set out in full in Appendix IV, together with the assumptions, basis of preparation and the Pareteum Directors' confirmation relating thereto.

9.	Information on Artilium

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

In broad terms, Artilium provides services to both telecom infrastructure customers (across Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Mobile Virtual Network Enablers (MVNEs), Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

Artilium and Pareteum have since October 2017 benefitted from a strategic alliance entered into with the intention of jointly pursuing new and developed markets, accelerating growth and increasing market penetration for both Artilium and Pareteum.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a bespoke version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud as a PaaS (Platform as a Service).

The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider. For example:

•	network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services;

•	cable companies innovating with “triple-play” offerings (being the classic offering of TV/broadband Internet/home phone bundles) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care;

•	companies which are delivering connected devices, smart home solutions and other connected applications are supported by the specific functionality designed for the IoT (Internet of Things) segment.

Artilium Group's other significant trading businesses include:

•	Interactive Digital Media GmbH ("IDM"), an international cloud communications provider headquartered in Lubeck, Germany which was acquired by Artilium in January 2018. IDM is focussed on providing enterprise messaging and communication, cost-efficient SMS wholesale and application-to-person SMS hubbing directly to internet OTT (Over The Top) clients. Its customers include MNOs as well as large corporates. IDM is an Associate Member of the GSMA and a certified Open Connectivity Solution Provider;

•	United Telecom NV, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and VoIP (Voice over IP). United Telecom NV uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers;

•	Artilium BV (operating under the trade names Comsys and Livecom), which operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi channel call centre solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers.

Artilium is a Microsoft Gold Certified Partner and enjoys a close working relationship with the company.

10.	Artilium Management Options

Appropriate proposals in accordance with Rule 15 of the Code will be made to holders of options over shares in Artilium (including the Artilium Management Options).

11.	Financing

Pareteum will finance the cash consideration payable to Artilium Shareholders pursuant to the Acquisition from existing cash resources.

Jefferies, as financial adviser to Pareteum, is satisfied that sufficient cash resources are available to Pareteum to enable it to satisfy in full the cash consideration payable to Artilium Shareholders in connection with the Acquisition.

12.	Management, employees and locations of the Artilium Group

As summarised at paragraph 4 (Background to and reasons for the Acquisition) above, the Pareteum Directors and the Artilium Recommending Directors recognise that the businesses are a natural fit, there is considerable industrial logic for bringing the two companies together, and the Acquisition offers the opportunity for their respective shareholders to benefit from the significant long term value creation that is expected to be unlocked by the combination. Pareteum's intention is for the Artilium business to become a European division of the Combined Group.

Employees and employment rights

Pareteum attaches great importance to the skills, expertise and experience of the existing management and employees of Artilium and Pareteum, and believes that they will be a key factor in maximising the opportunities and benefits the Acquisition will create for the Combined Group.

Pareteum recognises, however, that in order to achieve the expected benefits of the Acquisition, some operational and administrative restructuring will be required across both Pareteum and Artilium following completion of the Acquisition. Preliminary integration work carried out to date has confirmed that there is overlap between the two businesses and the potential to generate cost savings for the Combined Group through corporate, operational and administrative efficiencies.

Accordingly, Pareteum anticipates a reduction in the headcount across the Combined Group of approximately twenty per cent. (20%). These headcount reductions will predominantly come from operations functions and, to a lesser extent, client services, development and administrative functions, where headcount reductions will be mainly driven by the optimisation of duplicative functions and office locations. Pareteum expects that the majority of the headcount reductions will fall on the Artilium side of the combination.

The finalisation and implementation of any workforce reductions will be subject to comprehensive planning and appropriate engagement with stakeholders, including affected employees and any appropriate employee representative bodies. Pareteum would implement any job reductions in accordance with all relevant legal obligations. Pareteum intends to approach the employee and management integration process with the aim of retaining and motivating the best talent across the Combined Group, to ensure that its ability to develop its innovative services and support its customers is maintained.

Pareteum plans to fully observe, following completion of the Acquisition, contractual and statutory employment rights, including in relation to pensions, of all Artilium employees. Pareteum does not intend to make any material changes to the conditions of employment of the employees (or balance of skills and functions) of Artilium or its subsidiaries, other than to ensure the conditions of employment are competitive, efficiently deliver value for the Combined Group and are broadly consistent with comparable conditions of employment enjoyed by Pareteum employees where these are superior to those currently offered by Artilium to its employees.

Proposals regarding incentivisation arrangements for management and employees of Artilium (other than in respect of Bart Weijermars, whose Management Arrangement is summarised at paragraph 16 below) will be considered as part of the integration review, following completion of the Acquisition, noting that Pareteum focuses on maintaining a culture of success with the objective of retaining and motivating the best talent.

On completion of the Acquisition, it is intended that the Artilium Recommending Directors will resign.

Headquarters and locations

On completion of the Acquisition, Pareteum’s headquarters will continue to be in New York, United States of America. The Combined Group will locate its European headquarters in Bruges, Belgium, at Artilium’s existing headquarters.

Pareteum intends to leverage the Combined Group’s global presence to consolidate offices where feasible in order to reduce property expenses, and to enable colleagues to work more closely together. In particular, Pareteum has identified an opportunity to consolidate the Combined Group’s offices and office locations in the Netherlands where there is significant overlap. Similarly, Pareteum intends to explore savings that may be achieved from consolidation of data centre arrangements.

Other than as described above, Pareteum has no intention of redeploying Artilium's existing material fixed assets or of effecting a material change to the strategic plans or operations of the business.

Other items

Pareteum does not expect the Acquisition to have a material impact on the research and development activities of either Artilium or Pareteum.

Pareteum's intention is to seek the cancellation of the trading of Artilium Shares on AIM on or shortly after the Effective Date, which would result in cost savings from not having to maintain a listing (of Artilium) and related supporting back office functions. Pareteum intends prior to completion of the Acquisition to establish a CREST depositary interest dealing facility for the benefit of Artilium Shareholders so as to facilitate the trading of Pareteum Shares from outside the USA.

Pareteum expects to generate savings from economies of scale and operational efficiencies including from IT optimisation, supplier optimisation and other operational and infrastructure improvements due to economies of scale across the two companies.

No statements in this paragraph 12 constitute "post-offer undertakings" for the purposes of Rule 19.5 of the Code.

13.	Dividends

If any dividend or other distribution in respect of the Artilium Shares is declared, paid or made on or after the date of this Announcement, Pareteum reserves the right to reduce the consideration payable for each Artilium Share under the terms of the Acquisition by the amount per Artilium Share of such dividend or distribution. The cash element of the consideration payable for each Artilium Share under the terms of the Acquisition will be reduced first.

Pareteum does not intend to declare any dividends prior to the Effective Date and in the Co-operation Agreement has (subject to certain exceptions) agreed not to.

Pareteum does not intend that the Combined Group will declare any dividends in the near term.

14.	Offer-related arrangements

Confidentiality Agreement

Pareteum and Artilium entered into a confidentiality agreement dated 31 January 2018 (the "Confidentiality Agreement") pursuant to which each party has undertaken to keep confidential information relating to the other and not to disclose it to third parties (other than to permitted disclosees) unless required by law or regulation. It may be terminated by either party upon 30 days prior written notice, with all confidentiality obligations remaining in force for a period of 3 years from the date of such termination.

Co-operation Agreement

Pareteum and Artilium have entered into the Co-operation Agreement, pursuant to which Pareteum and Artilium have agreed to certain undertakings to co-operate and provide each other with reasonable information, assistance and access in relation to the filings, submissions and notifications to be made in relation to the regulatory clearances and authorisations that are required in connection with the Acquisition. Pareteum and Artilium have also agreed to provide each other with reasonable information, assistance and access for the preparation of certain parts of Pareteum's Proxy Statement.

Pareteum has agreed to certain limited restrictions on its conduct of business in respect of material matters pending the Acquisition becoming Effective. Artilium is expressly permitted to issue to finnCap on the day of the Court Hearing (but conditional on the grant of the order of the Court sanctioning the Scheme) 767,297 Artilium Shares (in part payment of finnCap's fee).

The Co-operation Agreement records Pareteum's and Artilium's intention to implement the Acquisition by way of the Scheme, subject to the ability of Pareteum to proceed by way of a takeover offer which is subject to obtaining the consent of the Takeover Panel, if required.

The Co-operation Agreement shall be terminated with immediate effect if Pareteum and Artilium so agree in writing. In addition, the Co-operation Agreement shall be terminated if, inter alia (i) written notice is served by or on behalf of Pareteum or Artilium where a Condition becomes incapable of satisfaction or is invoked so as to cause the Acquisition not to proceed, (ii) the Scheme is withdrawn or lapses (other than where such lapse or withdrawal is a result of the exercise of a right to switch to an Offer), (iii) the Scheme does not become Effective by the Long Stop Date, (iv) the Artilium Recommending Directors withdraw, adversely modify or adversely qualify their recommendation of the Acquisition, or (v) the Pareteum Directors withdraw, adversely modify or adversely qualify their recommendation of the Pareteum Stockholder Resolution.

The Co-operation Agreement also contains provisions that will apply in respect of the Artilium Share Schemes.

Management Services Agreement

On 8 May 2018 (and as amended on 7 June 2018), Pareteum and Bart Weijermars (acting by the Management Company) entered into the Management Services Agreement, setting out the terms on which Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV following completion of the Acquisition. The Management Services Agreement is entirely conditional on Pareteum acquiring not less than 90 per cent. of the issued share capital of Artilium pursuant to the Acquisition and, thereafter, may be terminated without cause by either party on 12 months' notice.

The Management Services Agreement includes the terms of the proposed Management Arrangement to be put in place between Pareteum and Bart Weijermars to, amongst other things, incentivise Bart Weijermars, as Chief Executive Officer of Pareteum Europe BV, in connection with the future performance of the Pareteum Group following the Scheme becoming Effective. For the purposes of Rule 16.2 of the Code, finnCap has confirmed that, in its opinion, the terms of the Management Arrangement are fair and reasonable so far as the Artilium Independent Shareholders are concerned. In providing its opinion, finnCap has taken into account the commercial assessment of the Artilium Independent Directors. As the Management Arrangement includes an incentivisation arrangement for Bart Weijermars, a director of Artilium, who also holds shares in Artilium, the Management Arrangement is subject to the approval of Artilium Independent Shareholders in accordance with Rule 16 of the Code. The Management Arrangement is further summarised in paragraph 16 (Summary of the Management Arrangement) below.

15.	Structure of the Acquisition

Scheme

The Acquisition will be effected by a Court-sanctioned scheme of arrangement between Artilium and the Scheme Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Pareteum to become the owner of the entire issued and to be issued ordinary share capital of Artilium. Under the Scheme, the Acquisition is to be achieved by the:

(a)	transfer of the Scheme Shares held by Scheme Shareholders to Pareteum in consideration for which the Scheme Shareholders will receive share and cash consideration pursuant to the Scheme; and

(b)	passing of the Resolutions at the General Meeting (including amendments to Artilium's Articles to ensure that any Artilium Shares issued between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme and that any Artilium Shares issued after the Scheme Record Time will automatically be acquired by Pareteum).

Bart Weijermars has agreed in his irrevocable undertaking to support the Acquisition and to be bound by the terms of the Scheme. Neither Bart Weijermars (in relation to the Management Arrangement) nor any person acting in concert with or connected with him, may vote on the Resolutions pursuant to Rule 16 of the Code that apply to the Management Arrangement. Rule 16 of the Code provides that, except with the consent of the Takeover Panel, an offeror or persons acting in concert with it may not make any arrangements with shareholders and may not deal or enter into arrangements to deal in shares of the offeree company, or enter into arrangements which involve acceptance of an offer, either during an offer or when one is reasonably in contemplation, if there are favourable conditions attached which are not being extended to all shareholders. An arrangement made with a person who, while not a shareholder, is interested in shares carrying voting rights in the offeree company will also be prohibited by Rule 16 of the Code if favourable conditions are attached which are not being extended to the shareholders.

The Management Arrangement outlined in paragraph 16 (Summary of the Management Arrangement) below constitutes an arrangement with a shareholder of Artilium made when the Acquisition was reasonably in contemplation and to which favourable conditions are attached which are not being extended to all Artilium Shareholders.

The Takeover Panel has confirmed to finnCap that it consents to the Management Arrangement provided that the Management Arrangement is approved by the Artilium Independent Shareholders (being the Artilium Shareholders other than Bart Weijermars and any person connected with him) at the General Meeting. The vote must be taken on a poll.

The Artilium Independent Shareholders should note that completion of the Acquisition will be conditional, inter alia, upon passing of the Resolution at the General Meeting approving the Management Arrangement, unless such condition is waived by Pareteum with the consent of the Takeover Panel.

Approval by Court Meeting and General Meeting

To become Effective, the Scheme requires, amongst other things:

(a)	the approval of a majority in number of the Artilium Independent Shareholders who vote, representing not less than 75 per cent. in value of the Scheme Shares voted, either in person or by proxy, at the Court Meeting; and

(b)	the approval by the requisite majority of the Resolutions at the General Meeting (to be held directly after the Court Meeting) necessary in order to implement the Scheme.

Application to Court to sanction the Scheme

Once the resolutions have been passed at the Court Meeting and the General Meeting and the other Conditions have been satisfied or (where applicable) waived, the Scheme must be sanctioned by the Court at the Court Hearing.

The Scheme will become Effective in accordance with its terms on delivery of an office copy of the Court Order to the Registrar of Companies. Upon the Scheme becoming Effective, it will be binding on all Scheme Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or General Meeting, or whether they voted in favour of or against the Scheme.

Pareteum Stockholder approval

The total number of New Pareteum Shares which Pareteum intends to issue in consideration for the Acquisition will be at least 20 per cent. of Pareteum's issued share capital prior to completion of the Acquisition. Accordingly, Pareteum will be required, under the rules of the NYSE American, to obtain the approval of the Pareteum Stockholder Resolution by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting. The Pareteum Directors intend unanimously to recommend that Pareteum Stockholders vote in favour of the Pareteum Stockholder Resolution.

Pareteum will send Pareteum Stockholders the Proxy Statement, which will include a notice convening the Pareteum Stockholder Meeting. The Acquisition is conditional on, amongst other things, the Pareteum Stockholder Resolution being approved by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting. Artilium intends to vote its entire holding of 3,200,332 common shares in Pareteum in favour of the Pareteum Stockholder Resolution.

It is expected that the definitive Proxy Statement will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders and that the Pareteum Stockholder Meeting will be held at or around the same time as the Artilium Meetings.

Fractions of New Pareteum Shares will not be issued to Artilium Shareholders. Instead, Artilium Shareholders who otherwise would have received a fraction of a New Pareteum Share will receive an additional amount in cash, rounded down to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of Pareteum Shares on the NYSE American on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date.

Details of how UK shareholders can hold, access and trade the New Pareteum Shares will be set out in the Scheme Document.

Full details of the Scheme to be set out in the Scheme Document

The Scheme Document will include full details of the Scheme, including the expected timetable and the action to be taken by Artilium Shareholders. The Scheme will be governed by the laws of England and Wales and will be subject to the applicable requirements of the Code, the Takeover Panel, the AIM Rules, the London Stock Exchange, the NYSE American, the SEC and the FCA.

It is expected that the Scheme Document, along with the notice of the Court Meeting and the General Meeting and the Forms of Proxy, will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement). Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Scheme Document will also be made available on Pareteum's website at www.pareteum.com/investors.

It is expected that the definitive Proxy Statement, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution, will be posted to Pareteum Stockholders at or around the same time as the Scheme Document is posted to Artilium Shareholders, with the Pareteum Stockholder Meeting being held at or around the same time as the Artilium Meetings. Subject to certain restrictions relating to persons resident in Restricted Jurisdictions, the Proxy Statement will also be made available on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors.

At this stage, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix I, Pareteum and Artilium currently expect the Acquisition to become Effective in September 2018.

If the Scheme does not become Effective on or before the Long Stop Date (or such later date as Pareteum and Artilium may, with the consent of the Takeover Panel and, if required, the Court, agree) it will lapse and the Acquisition will not proceed (unless the Takeover Panel otherwise consents).

Right to switch to a Takeover Offer

Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix I to this Announcement.

If, in the future, Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, the New Pareteum Shares may be registered under the US Securities Act if no exemption from registration is available. If the Acquisition is implemented by way of a Takeover Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including any applicable exemptions provided under Rules 14d-1(c) and 14d-1(d) thereunder.

16.	Summary of the Management Arrangement

Pareteum believes that the ongoing participation of Bart Weijermars in the Artilium Group and, in turn, the Pareteum Group, is an important element of the Acquisition. Accordingly, Pareteum intends to put in place an incentivisation arrangement for Bart Weijermars with effect from and/or following completion of the Acquisition in accordance with the terms of the Management Services Agreement.

As a result of his interest in Artilium Shares, Bart Weijermars is not considered to be independent for the purposes of the Code and he (and his connected persons) will not be entitled to vote on the resolution in respect of the approval of the Management Arrangement at the General Meeting. Bart Weijermars has irrevocably undertaken to be bound by the Scheme in respect of his entire shareholding of Artilium Shares.

The key terms of the Management Arrangement are as follows:

(a)	a gross base rate of pay of €240,000 per annum;

(b)	a discretionary bonus of 50 per cent. of the base rate of pay per annum (€120,000), of which:

(i)	50 per cent. (€60,000) is related to the performance of the Pareteum Group; and

(ii)	50 per cent. (€60,000) is related to the performance of the Artilium Group,

with such ratios subject to review after the initial 12 months following the completion of the Acquisition;

(c)	Initial Stock Options to be awarded under the Pareteum Stock Option Plan, subject to:

(i)	Pareteum Stockholder approval of the Pareteum Stock Option Plan, from time to time;

(ii)	the approval of the board of directors of Pareteum; and

(iii)	the general terms and conditions of the Pareteum Stock Option Plan; and

(d)	the issue of 537,271 Pareteum Shares on the Effective Date, or as soon as practicable thereafter.

In accordance with the Pareteum Stock Option Plan, the amount of the Initial Stock Options will be based on the aggregate amount of base pay and the maximum possible discretionary bonus (as set out in paragraphs (a) and (b) above), converted into USD, and divided by a USD share price which is 10 per cent. above the volume weighted average price of the Pareteum Shares for the 30 trading days prior to the completion of the Acquisition. The exercise price of the Initial Stock Options will be determined in accordance with fair market value under the Pareteum Stock Option Plan. The Initial Stock Options will have a three year vesting period, with 25 per cent. of the options vesting on the first anniversary of the grant date and then each subsequent month 1/24th of the remaining 75% of the options vesting, in each case subject to the terms and conditions of the Pareteum Stock Option Plan.

Any future equity awards granted to Bart Weijermars will be discretionary, based on the performance of the Pareteum Group and subject to the approvals set out in paragraph (c) above.

For the purposes of Rule 16.2 of the Code, finnCap has confirmed that, in its opinion, the terms of the Management Arrangement are fair and reasonable so far as Artilium Independent Shareholders are concerned. In providing its opinion, finnCap has taken into account the commercial assessment of the Artilium Recommending Directors. The Acquisition is conditional, amongst other things, upon the passing of the Resolution to approve the Management Arrangement by the requisite majority of the Artilium Independent Shareholders at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow).

17.	De-listing and re-registration

Prior to the Scheme becoming Effective, an application will be made to the London Stock Exchange for admission of the Artilium Shares to trading on AIM to be cancelled on or shortly after the Effective Date. The last day of dealings in, and for registration of transfers of, Artilium Shares is expected to be at the close of business on the Business Day immediately prior to the Court Hearing and no transfers will be registered after 6.00 p.m. on that date. No dealings in Artilium Shares will be registered after this date.

On the Effective Date, Artilium will become a wholly-owned subsidiary of Pareteum and share certificates in respect of the Artilium Shares will cease to be valid and should be destroyed. In addition, entitlements to Artilium Shares held within the CREST system will be cancelled on the Effective Date.

It is also intended that shortly after the Effective Date, Artilium will be re-registered as a private limited company under the relevant provisions of the Companies Act.

18.	Cancellation of Pareteum Shares currently held by Artilium

Artilium currently holds 3,200,332 common shares in Pareteum, representing 5.85 per cent. of Pareteum's issued and outstanding share capital, which will be cancelled on completion of the Acquisition.

19.	Listing and dealing of New Pareteum Shares

Application will be made to the NYSE American for the New Pareteum Shares to be listed on the NYSE American. It is expected that listing of the New Pareteum Shares will become effective and that dealings for normal settlement will commence at 9.30 a.m. (New York time) on the first Business Day after the Effective Date.

The Pareteum Shares are already listed on the NYSE American and enabled for electronic settlement through the Depository Trust Company (“DTC”). It is expected that the New Pareteum Shares, when issued and fully paid, will be capable of being held and transferred electronically through DTC. The New Pareteum Shares will trade under ISIN US69946T2078.

Pareteum intends prior to completion of the Acquisition to establish a CREST depositary interest dealing facility for the benefit of Artilium Shareholders so as to facilitate the trading of Pareteum Shares from outside the USA. Details of how UK shareholders can hold, access and trade the New Pareteum Shares will be set out in the Scheme Document.

20.	Disclosure of interests in Artilium

On or as soon as possible following the date of this Announcement, Pareteum will make an Opening Position Disclosure setting out the details that it is required to disclose under Rule 8 of the Code in respect of the 27,695,177 Artilium Shares that it currently holds.

As at the close of business on the Last Practicable Date, save for: (i) the disclosures in the Opening Position Disclosure made by Pareteum as soon as possible following the date of this Announcement and (ii) the irrevocable undertakings referred to in paragraphs 3 (Recommendations) and 7 (Irrevocable undertakings for Artilium) above, none of Pareteum or any director of Pareteum or, so far as Pareteum is aware, any person acting, or deemed to be acting, in concert with Pareteum:

(a)	had an interest in, or right to subscribe for, relevant securities of Artilium;

(b)	had any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of Artilium;

(c)	had procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Artilium; or

(d)	had borrowed or lent any Artilium Shares.

Furthermore, save for the irrevocable undertakings described in paragraph 7 (Irrevocable undertakings for Artilium) above, no arrangement exists between Pareteum or Artilium or a person acting in concert with Pareteum or Artilium in relation to Artilium Shares. For these purposes, an "arrangement" includes any indemnity or option arrangement, any agreement or any understanding, formal or informal, of whatever nature, relating to Artilium Shares which may be an inducement to deal or refrain from dealing in such securities.

Artilium confirms that on or as soon as possible following the date of this Announcement, Artilium will make an Opening Position Disclosure setting out the details that it is required to disclose under Rule 8 of the Code in respect of the 3,200,332 common shares that it currently holds in Pareteum.

21.	Overseas shareholders

The availability of the Acquisition and the distribution of this Announcement to Artilium Shareholders who are not resident in the UK may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves of, and observe, any applicable legal or regulatory requirements of their jurisdiction. Artilium Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This Announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. Artilium Shareholders are advised to read the Scheme Document and related Forms of Proxy carefully once these have been despatched.

22.	Taxation

To the extent that Artilium Shareholders exchange their Artilium Shares for New Pareteum Shares, that exchange is generally not expected to be treated as involving a disposal for the purposes of UK tax on chargeable gains. Instead, for those purposes, the relevant New Pareteum Shares will be treated as being the same asset as, and as having been acquired at the same time and for the same price as the Artilium Shares that are exchanged for New Pareteum Shares. It is not currently expected that any clearance in respect of that treatment will be sought pursuant to section 138 of the Taxation of Chargeable Gains Act 1992. However, to the extent that Artilium Shareholders dispose of their Artilium Shares in consideration for cash, that will generally be regarded as a disposal of those shares for the purposes of UK tax on chargeable gains. Such disposal may give rise to either a chargeable gain or an allowable loss, depending on the circumstances of the relevant Artilium Shareholders.

Neither Artilium nor Pareteum will provide Artilium Shareholders with tax advice. Artilium Shareholders who are in any doubt as to their personal tax position should consult an appropriately qualified financial adviser. It is expected that, for US federal income tax purposes, the Acquisition generally will be taxable to US shareholders of Artilium. The tax consequences of the Acquisition may vary based on an individual shareholder's circumstances, and a more complete description of the anticipated tax consequences of the Acquisition will be made available in the Scheme Document and the Proxy Statement.

23.	General

The Acquisition will be subject to the Conditions and certain further terms set out in Appendix I and to the full terms and conditions which will be set out in the Scheme Document and Forms of Proxy. It is expected that the Scheme Document, along with the notice of the Court Meeting and the General Meeting and the Forms of Proxy will be despatched to Artilium Shareholders in July 2018 (to allow sufficient time for preparation of the Proxy Statement).

In deciding whether or not to vote or procure votes in favour of the Scheme at the Court Meeting and the Resolutions to be proposed at the General Meeting, Artilium Independent Shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document.

Jefferies and finnCap have each given and not withdrawn their consent to the inclusion in this Announcement of the references to their names in the form and context in which they appear.

Appendix II contains details of sources of information and bases of calculations contained in this Announcement. Appendix III contains certain details relating to the irrevocable undertakings referred to in this Announcement. Appendix IV contains the Pareteum Profit Forecast, and the assumptions, basis of preparation and the Pareteum Directors' confirmation relating thereto. Appendix V contains definitions of certain terms used in this Announcement.

24.	Documents on display

Copies of this Announcement and the following documents will, by no later than 12 noon on the Business Day following the date of this Announcement, be made available on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors until the end of the Offer Period:

•	the irrevocable undertakings referred to in paragraph 7 (Irrevocable undertakings for Artilium) and described in Appendix III to this Announcement;

•	the Confidentiality Agreement referred to in paragraph 14 (Offer-related arrangements);

•	the Co-operation Agreement referred to in paragraph 14 (Offer-related arrangements); and

•	the Management Services Agreement referred to in paragraph 14 (Offer-related arrangements).

Enquiries:

Pareteum
Denis McCarthy, SVP Corporate Development Alex Korff, Company Secretary Ted O’Donnell, Chief Financial Officer	Tel: +1 (212) 984 1096

Jefferies (Financial adviser to Pareteum)

(UK) Simon Brown (US) Timothy Roepke Jeffrey Snyder	Tel: +44 (0)20 7029 8000 Tel: +1 (212) 284 2300

Artilium

Jan-Paul Menke, Non-Executive Chairman Bart Weijermars, Chief Executive Officer Rupert Hutton, Chief Finance Officer	Tel: +32 (0) 5023 0300

finnCap Ltd (Financial adviser to Artilium under Rule 3 of the Code, Nominated Adviser and broker to Artilium)

Jonny Franklin-Adams Henrik Persson Anthony Adams	Tel: +44 (0)20 7220 0500

Buchanan (Public relations adviser to Artilium)

Chris Lane Jamie Hooper	Tel: +44 (0)20 7466 5000

Important notices

Jefferies International Limited (“Jefferies”), which is authorised and regulated by the Financial Conduct Authority (the "FCA") in the United Kingdom, is acting exclusively for Pareteum as financial adviser and no one else in connection with the Acquisition and other matters set out in this Announcement and will not be responsible to anyone other than Pareteum for providing the protections afforded to clients of Jefferies, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither Jefferies nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Jefferies in connection with this Announcement, any statement contained herein or otherwise.

finnCap, which is authorised by and regulated by the FCA in the United Kingdom, is acting exclusively as financial adviser under Rule 3 of the Code, nominated adviser and broker to Artilium and no one else in connection with the Acquisition and other matters referred to in this Announcement and will not be responsible to anyone other than Artilium for providing the protections afforded to clients of finnCap, or for providing advice in connection with the Acquisition, the content of this Announcement or any matter referred to herein. Neither finnCap nor any of its subsidiaries or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of finnCap in connection with this Announcement, any statement contained herein or otherwise.

Further information

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely through the Scheme Document and the accompanying Forms of Proxy, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any approval, decision or other response to the Acquisition should be made only on the basis of the information in the Scheme Document. Artilium Shareholders are strongly advised to read the formal documentation in relation to the Acquisition once it has been despatched.

This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

The statements contained in this Announcement are made as at the date of this Announcement, unless some other time is specified in relation to them, and service of this Announcement shall not give rise to any implication that there has been no change in the facts set forth in this Announcement since such date.

Pareteum will prepare the Proxy Statement to be distributed to Pareteum Stockholders, containing, amongst other things, details of the Acquisition, notice of the Pareteum Stockholder Meeting, information on the New Pareteum Shares and a proposal for the Pareteum Stockholder Resolution. Pareteum urges Artilium Shareholders to read the Scheme Document carefully when it becomes available because it will contain important information in relation to the Acquisition and the New Pareteum Shares. Pareteum also urges Pareteum Stockholders to read the Proxy Statement carefully when it becomes available.

Any vote in respect of resolutions to be proposed at the Artilium Meetings or the Pareteum Stockholder Meeting to approve the Acquisition, the Scheme or related matters should be made only on the basis of the information contained in the Scheme Document or, in the case of Pareteum Stockholders, the Proxy Statement.

This Announcement does not constitute a prospectus or prospectus equivalent document.

Overseas shareholders

The release, publication or distribution of this Announcement in or into jurisdictions other than the UK may be restricted by law and therefore any persons who are subject to the law of any jurisdiction other than the UK should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular the ability of persons who are not resident in the UK to vote their Artilium Shares at the Court Meeting or General Meeting, or to appoint another person as proxy to vote at the Court Meeting or General Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. Any failure to comply with the applicable restrictions may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Acquisition disclaim any responsibility or liability for the violation of such restrictions by any person. This Announcement has been prepared for the purpose of complying with the laws of England and Wales, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England and Wales. Unless otherwise determined by Pareteum or required by the Code, and permitted by applicable law and regulation, the Acquisition will not be made available directly or indirectly in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction.

Copies of this Announcement and any formal documentation relating to the Acquisition will not be and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction or any jurisdiction where to do so would violate the laws of that jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in, into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of the Acquisition. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise permitted by applicable law or regulation), the Acquisition may not be made, directly or indirectly, in or into or by use of mail or any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

The availability of New Pareteum Shares pursuant to the Acquisition to Artilium Shareholders who are not resident in the UK or the ability of those persons to hold such shares may be affected by the laws or regulatory requirements of the relevant jurisdictions in which they are resident. Persons who are not resident in the UK should inform themselves of, and observe, any applicable legal or regulatory requirements.

Additional information for US investors

In connection with the Acquisition, Pareteum intends to file with the SEC a Proxy Statement of Pareteum. Pareteum may also file additional documents with the SEC in relation to the Acquisition.

The Acquisition relates to the shares of a UK company and is being made by means of a scheme of arrangement provided for under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Acquisition will be subject to disclosure requirements and practices applicable in the UK and to schemes of arrangement under the laws of England and Wales, which are different from the disclosure and other requirements of a US tender offer and US securities laws.

It may be difficult for US holders of Artilium Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Acquisition, since Artilium is organised under the laws of a country other than the US, and some or all of its officers and directors may be residents of countries other than the US, and most of the assets of Artilium are located outside of the US. US holders of Artilium Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's jurisdiction or judgment.

The Acquisition may, in the circumstances provided for in this Announcement, instead be carried out by way of a Takeover Offer under the laws of England and Wales. If Pareteum exercises its right to implement the Acquisition by way of a Takeover Offer, such Takeover Offer will be made in compliance with applicable US tender offer and securities laws and regulations, including the exemptions therefrom. In accordance with normal UK practice, Pareteum or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Artilium Shares outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

This Announcement may be deemed to be solicitation material in respect of the proposed acquisition of Artilium by Pareteum, including the issuance of the New Pareteum Shares in respect of the Acquisition. In connection with the foregoing proposed issuance of New Pareteum Shares, Pareteum expects to file a Proxy Statement on Schedule 14A with the SEC. To the extent Pareteum effects the acquisition of Artilium as a scheme of arrangement under the laws of England and Wales, the New Pareteum Shares to be issued in the acquisition will be issued in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof. Artilium will advise the Court that its sanction of the scheme of arrangement will be relied upon by Artilium and Pareteum as an approval of the scheme of arrangement following a hearing on its fairness to Artilium shareholders at which hearing all such shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the scheme of arrangement and with respect to which notification has been given to all Artilium shareholders. In the event that Pareteum determines to effect the Acquisition pursuant to a Takeover Offer or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to the New Pareteum Shares that would be issued in the Acquisition. INVESTORS AND SECURITY HOLDERS OF PARETEUM ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ACQUISITION THAT PARETEUM WILL FILE WITH THE SEC WHEN SUCH MATERIALS BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PARETEUM, THE PROPOSED ISSUANCE OF THE NEW PARETEUM SHARES AND THE ACQUISITION. The preliminary Proxy Statement, the definitive Proxy Statement, in each case as applicable, and other relevant materials in connection with the proposed issuance of the New Pareteum Shares and the Acquisition (when they become available), and, if required, the registration statement/prospectus and other documents filed by Pareteum with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Pareteum's website, www.pareteum.com, or by contacting Pareteum's Investor Relations department in writing at 1185 Avenue of the Americas, 37th floor, New York, NY 10036, United States of America, or by e-mail at InvestorRelations@pareteum.com. Pareteum believes that Pareteum, Artilium, their respective directors and certain Pareteum executive officers may be deemed to be participants in the solicitation of proxies from Pareteum Stockholders with respect to the Acquisition, including the proposed issuance of New Pareteum Shares. Information about Pareteum's directors and executive officers and their ownership of Pareteum Shares is set out in Pareteum's Annual Report on Form 10-K for the fiscal year ended 31 December 2017, which was filed with the SEC on 30 March 2018 and Pareteum's proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on 27 July 2017. Information regarding the identity of the potential participants, and their direct or indirect interests in the solicitation, by security holdings or otherwise, will be set out in the Proxy Statement and other materials to be filed with the SEC in connection with the Acquisition and issuance of New Pareteum Shares.

Notes regarding the New Pareteum Shares

The New Pareteum Shares to be issued pursuant to the Acquisition have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New Pareteum Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New Pareteum Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Forward-looking statements

This Announcement includes forward-looking statements within the meaning of Section 27A of the US Securities Act and Section 21E of the US Exchange Act. These forward-looking statements are based on current expectations and projections about future events. Pareteum’s actual results may differ materially from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “should,” “will,” “would,” “could,” “continue,” “likely” or the negative or plural of such words and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The statements that contain these or similar words should be read carefully because these statements discuss Pareteum’s future expectations, contain projections of Pareteum’s future results of operations or of Pareteum’s financial position, business strategy, short-term and long-term business operations and objectives, financial needs and other “forward-looking” information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, without limitation: the risk that the Acquisition is not completed on a timely basis or at all; the ability to integrate Artilium into Pareteum’s business successfully and the amount of time and expense spent and incurred in connection with the integration; the possibility that competing offers will be made; the risk that the economic benefits and other synergies that Pareteum management anticipates as a result of the Acquisition are not fully realized or take longer to realize than expected; the risk that certain risks and liabilities associated with the Acquisition have not been discovered; the risk that the approval of Artilium shareholders of the Acquisition or the approval of Pareteum stockholders of the Pareteum Stockholder Resolution may not be obtained or that other Conditions of the Acquisition will not be satisfied; changes in global or local political, economic, business, competitive, market and regulatory forces; changes in exchange and interest rates; changes in tax and other laws or regulations; future business combinations or disposals; operating costs, customer loss and business disruption (including difficulties in maintaining relationships with employees, customers or suppliers) occurring prior to completion of the Acquisition or if the Acquisition is not completed at all; changes in the market price of shares of Pareteum or Artilium; and changes in the economic and financial conditions of the businesses of Pareteum or Artilium.

The foregoing does not represent an exhaustive list of risks. Additional factors are described in Pareteum’s public filings with the SEC and Artilium’s public filings, and other factors will be described in the Proxy Statement. Moreover, Pareteum operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Pareteum’s management to predict all risks, nor can Pareteum assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Pareteum may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Announcement may not occur and actual results could differ materially and adversely from those anticipated or implied in the information in this Announcement.

Any forward-looking statements in this Announcement are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. Accordingly, you should not place undue reliance on any such forward-looking statements. All forward-looking statements included in this Announcement are based on information available to Pareteum management on the date of such information. Except to the extent required by applicable laws or rules, Pareteum undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Pareteum or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained throughout this Announcement.

No profit forecasts or estimates

The Pareteum Profit Forecast is a profit forecast for the purposes of Rule 28 of the Code. The Pareteum Profit Forecast, the assumptions and basis of preparation on which the Pareteum Profit Forecast is based and the Pareteum Directors' confirmation, as required by Rule 28.1 of the Code, are set out in Appendix IV.

Other than in respect of the Pareteum Profit Forecast, no statement in this Announcement is intended as a profit forecast or estimate for any period and no statement in this Announcement should be interpreted to mean that earnings or earnings per ordinary share for Artilium or Pareteum for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for Artilium or Pareteum.

Right to switch to a Takeover Offer

Pareteum reserves the right to elect, with the consent of the Takeover Panel, to implement the Acquisition by way of a Takeover Offer for the entire issued and to be issued ordinary share capital of Artilium as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme and subject to the amendment referred to in Appendix I to this Announcement.

Rule 2.9 disclosures

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 354,891,582 Artilium Shares in issue and admitted to trading on AIM. There are no Artilium Shares held in treasury. The ISIN Number for the Artilium Shares is GB00B1L7NQ30.

In accordance with Rule 2.9 of the Code, as at close of business on the Last Practicable Date, there were 54,664,827 Pareteum Shares issued and outstanding and listed for trading on the NYSE American. There are no Pareteum Shares held in treasury. The ISIN Number for the Pareteum Shares is US69946T2078.

Publication on website and availability of hard copies

In accordance with Rule 26.1 of the Code, a copy of this Announcement will be made available (subject to certain restrictions relating to persons resident in Restricted Jurisdictions), free of charge, on Pareteum's website at www.pareteum.com/investors and on Artilium's website at www.artilium.com/investors by no later than 12:00 noon on the Business Day following this Announcement. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this Announcement.

In accordance with Rule 30.3 of the Code, a person so entitled may request a hard copy of this Announcement, free of charge, by contacting Jefferies on +44 (0)20 7029 8000 or finnCap on +44 (0)20 7220 0500. For persons who receive a copy of this Announcement in electronic form or via a website notification, a hard copy of this Announcement will not be sent unless so requested. In accordance with Rule 30.3 of the Code, a person so entitled may also request that all future documents, announcements and information to be sent to them in relation to the Acquisition should be in hard copy form.

Information relating to Artilium Shareholders

Please be aware that addresses, electronic addresses and certain information provided by Artilium Shareholders, persons with information rights and other relevant persons for the receipt of communications from Artilium may be provided to Pareteum during the Offer Period as required under section 4 of Appendix 4 of the Code.

Rounding

Certain figures included in this Announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th Business Day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. on the 10th Business Day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the Business Day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror, and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Takeover Panel's Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

APPENDIX I

CONDITIONS OF THE ACQUISITION AND CERTAIN FURTHER TERMS

Part A: Conditions of the Scheme and the Acquisition

The Acquisition is conditional upon the Scheme becoming unconditional and effective by not later than 11.59 p.m. on the Long Stop Date:

1.	The Scheme shall be subject to the following conditions:

(a)	its approval by a majority in number of the Artilium Independent Shareholders who are on the register of members of Artilium at the Voting Record Time and who are present and vote, whether in person or by proxy, at the Court Meeting (and at any separate class meeting which may be required by the Court) and who represent 75 per cent. in value of the Artilium Shares voted by those Artilium Independent Shareholders on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(b)	the passing of the Resolutions (other than the Resolution to approve the Management Arrangement) by the requisite majority at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(c)	the passing of the Resolution to approve the Management Arrangement by the requisite majority of the Artilium Independent Shareholders at the General Meeting to be held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow);

(d)	the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to Pareteum and Artilium) on or before the 22nd day after the expected date of the Court Hearing to be set out in the Scheme Document (or such later date, if any, as Pareteum and Artilium may agree and the Court may allow); and

(e)	delivery of an office copy of the Court Order to the Registrar of Companies.

2.	In addition, subject as stated in Part B below and to the requirements of the Takeover Panel, the Acquisition shall be conditional upon the following Conditions and, accordingly, the Court Order shall not be delivered to the Registrar of Companies unless such Conditions (as amended, if appropriate) have been satisfied (and continue to be satisfied pending the commencement of the Court Hearing) or, where relevant, waived in writing prior to the Scheme being sanctioned by the Court:

New Pareteum Shares

(a)	the approval of the Pareteum Stockholder Resolution by a majority of votes cast by Pareteum Stockholders at the Pareteum Stockholder Meeting by no later than the Long Stop Date;

(b)	the approval of the listing of the New Pareteum Shares by the NYSE American by no later than the Long Stop Date;

Regulatory approvals and clearances

(c)	no Third Party having decided, threatened or given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to (in any case to an extent or in a manner which is material in the context of the Acquisition, the Wider Artilium Group or the Wider Pareteum Group, as the case may be, in each case, taken as a whole):

(i)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Pareteum Group or by any member of the Wider Artilium Group of all or any part of their respective businesses, assets, property or any shares or other securities (or the equivalent) in any member of the Wider Artilium Group or any member of the Wider Pareteum Group or impose any limitation on the ability of all or any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their respective assets or properties (or any part thereof);

(ii)	except pursuant to Chapter 3 of Part 28 of the Companies Act, in the event that Pareteum elects to implement the Acquisition by way of a Takeover Offer, require any member of the Wider Pareteum Group or the Wider Artilium Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider Artilium Group, the Wider Pareteum Group or any asset owned by any Third Party (other than in connection with the implementation of the Acquisition);

(iii)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Pareteum Group, directly or indirectly, to acquire, hold or exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or other securities (or the equivalent) in Artilium or on the ability of any member of the Wider Artilium Group or any member of the Wider Pareteum Group, directly or indirectly, to hold or exercise effectively all or any rights of ownership in respect of shares or loans or any other securities (or the equivalent) in, or to exercise voting or management control over, any other member of the Wider Artilium Group or the Wider Pareteum Group;

(iv)	except as Disclosed, result in any member of the Wider Artilium Group or any member of the Wider Pareteum Group ceasing to be able to carry on business under any names under which it currently carries on business;

(v)	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Artilium by any member of the Wider Pareteum Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly, prevent or prohibit, restrict, restrain or delay or otherwise interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge, impede, interfere or require material amendment to the terms of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, Artilium by any member of the Wider Pareteum Group;

(vi)	impose any material limitation on, or result in material delay in, the ability of any member of the Wider Pareteum Group or any member of the Wider Artilium Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Pareteum Group and/or the Wider Artilium Group;

(vii)	require any member of the Wider Artilium Group or the Wider Pareteum Group to relinquish, terminate or amend in any material way any material contract to which any member of the Wider Artilium Group or the Wider Pareteum Group is a party;

(viii)	result in any member of the Wider Artilium Group or any member of the Wider Pareteum Group ceasing to be able to carry on business under any name under which it currently does so in any jurisdiction;

(ix)	require any member of the Wider Pareteum Group or any member of the Wider Artilium Group or any of their respective affiliates to: (A) invest, contribute or loan any capital or assets to; or (B) guarantee or pledge capital assets for the benefit of any member of the Wider Pareteum Group or any member of the Wider Artilium Group, which in each such case or together is material and adverse in the context of any member of the Wider Pareteum Group or any member of the Wider Artilium Group or in the context of the Acquisition;

(x)	otherwise materially adversely affect all or any of the business, assets, liabilities, profits, financial or trading position or prospects of any member of the Wider Artilium Group or any member of the Wider Pareteum Group, and all applicable waiting and other time periods (including any extensions thereof) during which any such Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Artilium Shares or other securities in, or control or management of, Artilium or Pareteum or otherwise intervene having expired, lapsed or been terminated;

Other regulatory approvals

(d)	each Governmental Entity, which regulates or licences any member of the Artilium Group, Pareteum Group or any other body corporate in which any member of the Artilium Group or Pareteum Group has an interest in shares, and whose prior approval, consent or non-objection to any change in control, or acquisition of (or increase in) control in respect of that or any other member of the Artilium Group or Pareteum Group is required, or any Governmental Entity, whose prior approval, consent or non-objection of the Acquisition is otherwise required, or from whom one or more material licences or permissions are required in order to complete the Acquisition, having given its approval, non-objection or legitimate deemed consent or consent in writing thereto and, as the case may be, having granted such licences and permissions (in each case where required and on terms reasonably satisfactory to Pareteum and Artilium), and in each case the impact of which would materially adversely affect the Wider Artilium Group or the Wider Pareteum Group, taken as a whole, if not obtained;

Notifications, waiting periods and authorisations

(e)	all notifications, filings or applications which are necessary or considered appropriate or desirable by Pareteum and Artilium having been made in connection with the Acquisition and all necessary waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with, in each case, in respect of the Scheme and the Acquisition and all Authorisations deemed reasonably necessary or appropriate by each of Pareteum and Artilium in any jurisdiction for or in respect of the Acquisition and, except pursuant to Chapter 3 of Part 28 of the Companies Act, the Acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Artilium or any other member of the Wider Artilium Group or Wider Pareteum Group by any member of the Wider Pareteum Group having been obtained in terms and in a form reasonably satisfactory to Pareteum and Artilium from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider Artilium Group or the Wider Pareteum Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Artilium Group or the Wider Pareteum Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations;

Artilium Shareholder resolution

(f)	except with the consent or the agreement of Pareteum, no resolution of Artilium Shareholders in relation to any acquisition or disposal of assets or shares (or the equivalent thereof) in any undertaking or undertakings (or in relation to any merger, demerger, consolidation, reconstruction, amalgamation or scheme) being passed at a meeting of Artilium Shareholders other than in relation to the Acquisition or the Scheme and, other than with the consent or the agreement of Pareteum, no member of the Wider Artilium Group having taken (or agreed or proposed to take) any action that requires, or would require, the consent of the Takeover Panel or the approval of Artilium Shareholders in accordance with, or as contemplated by, Rule 21.1 of the Code;

Certain matters arising as a result of any arrangement, agreement, etc.

(g)	except as Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider Artilium Group or the Wider Pareteum Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject, or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Pareteum Group of any shares or other securities (or the equivalent) in Artilium or because of a change in the control or management of any member of the Wider Artilium Group or the Wider Pareteum Group or otherwise, would or might reasonably be expected to result in (in each case to an extent or in a manner which is material in the context of the Wider Artilium Group, the Wider Pareteum Group, as the case may be, in each case, taken as a whole):

(i)	any monies borrowed by, or any other indebtedness or liabilities, actual or contingent, of, or any grant available to, any such member being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of such member or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, lease, licence, franchise, permit or other instrument or the rights, liabilities, obligations or interests of any such member in or with any other person (or any arrangement or arrangements relating to any such interests or business) being adversely modified or adversely affected or any obligation or liability arising or any adverse action being, or becoming capable of being terminated taken or arising thereunder;

(iv)	any liability of any such member to make any severance, termination, bonus or other payment to any of its directors or other officers;

(v)	the rights, liabilities, obligations, interests or business of any such member or any member of the Wider Artilium Group or the Wider Pareteum Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any such member or any member of the Wider Artilium Group or the Wider Pareteum Group in or with any other person or body or firm or company (or any arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(vi)	any such member ceasing to be able to carry on business under any name under which it presently carries on business;

(vii)	the financial or trading position or prospects of, any such member being prejudiced or adversely affected;

(viii)	the creation or acceleration of any liability (actual or contingent) by any such member other than trade creditors or other liabilities incurred in the ordinary course of business; or

(ix)	no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider Artilium Group or the Wider Pareteum Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions (g)(i) to (viii) above;

Certain events occurring since 30 June 2017

(h)	except as Disclosed, and except, where relevant between Artilium and/or wholly owned subsidiaries of Artilium, no member of the Wider Artilium Group having since 30 June 2017:

(i)	issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of Artilium Shares out of treasury (except for the issue or transfer out of treasury of Artilium Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the Artilium Share Schemes);

(ii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise);

(iii)	other than pursuant to the Acquisition (and except for transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iv)	except for transactions in the ordinary course of business, disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(v)	issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which in any such case is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(vi)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) except in the ordinary course of business which is of a long term, unusual or onerous nature or magnitude or which is or which involves or could involve an obligation of a nature or magnitude which in any such case is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(vii)	save for the Management Arrangement, entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of any contract, service agreement, commitment or arrangement with any director or senior executive of any member of the Wider Artilium Group or the Wider Pareteum Group, otherwise than in the ordinary course of business;

(viii)	save for the Management Arrangement, proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Artilium Group or the Wider Pareteum Group, otherwise than in the ordinary course of business;

(ix)	purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital (except for the issue or transfer out of treasury of Artilium Shares on the exercise of employee share options or vesting of employee share awards under the Artilium Share Schemes as Disclosed);

(x)	waived, compromised or settled any claim which is material in the context of the Wider Artilium Group or the Wider Pareteum Group as a whole or in the context of the Acquisition;

(xi)	terminated or varied the terms of any agreement or arrangement between any member of the Wider Artilium Group and any other person in a manner which would or might have a material adverse effect on the financial position of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(xii)	save as required in connection with the Acquisition, made any material alteration to its memorandum, articles of association or other incorporation documents or any material alteration to the memorandum, articles of association or other incorporation documents of any other member of the Wider Artilium Group or the Wider Pareteum Group;

(xiii)	made or agreed or consented to any significant change to:

(A)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider Artilium Group or the Wider Pareteum Group for its directors, employees or their dependants;

(B)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(D)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(xiv)	except as Disclosed, been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(xv)	(other than in respect of a member of the Wider Artilium Group or the Wider Pareteum Group which is dormant and was solvent at the relevant time) taken or proposed any steps, corporate action or had any legal proceedings instituted or threatened against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xvi)	made, authorised, proposed or announced an intention to propose any change in its loan capital;

(xvii)	entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities, which in any such case is material in the context of the Wider Artilium Group or the Wider Pareteum Group as a whole or in the context of the Acquisition; or

(xviii)	entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition (h);

No adverse change, litigation, regulatory enquiry or similar

(i)	except as Disclosed, since, in the case of the Wider Artilium Group, 30 June 2017, or, in the case of the Wider Pareteum Group, 31 December 2017, there having been:

(i)	no adverse change and no circumstance having arisen which would reasonably be expected to result in any adverse change in, the business, assets, liabilities, shareholders' equity, financial or trading position or profits, operational performance or prospects of any member of the Wider Artilium Group or the Wider Pareteum Group which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Artilium Group is or may become a party (whether as a claimant, defendant or otherwise) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of, any member of the Wider Artilium Group or the Wider Pareteum Group, in each case which would reasonably be expected to have a material adverse effect on the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iii)	no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Artilium Group or the Wider Pareteum Group (or any person in respect of which any such member has or may have responsibility or liability) having been threatened, announced, implemented or instituted or remaining outstanding by, against or in respect of any member of the Wider Artilium Group or the Wider Pareteum Group, in each case, which would reasonably be expected to have a material adverse effect on the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iv)	no contingent or other liability having arisen or become apparent to Pareteum or Artilium or increased other than in the ordinary course of business which is reasonably likely to affect adversely the business, assets, financial or trading position or profits of any member of the Wider Artilium Group or the Wider Pareteum Group to an extent which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition; and

(v)	no steps having been taken and no omissions having been made which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Artilium Group or the Wider Pareteum Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which would reasonably be expected to have a material adverse effect on the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

No discovery of certain matters regarding information and liabilities, corruption and intellectual property

(j)	except as Disclosed, Pareteum or Artilium (as applicable) not having discovered that:

(i)	any financial, business or other information concerning the Wider Artilium Group or the Wider Pareteum Group announced publicly and delivered by or on behalf of Artilium or Pareteum through a RIS or other public announcement prior to the date of this Announcement or publicly disclosed to any member of the Wider Pareteum Group or the Wider Artilium Group by or on behalf of any member of the Wider Artilium Group or the Wider Pareteum Group prior to the date of this Announcement is misleading, contains a misrepresentation of any fact, or omits to state a fact necessary to make that information not misleading, in any such case which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(ii)	any member of the Wider Artilium Group or the Wider Pareteum Group or any partnership, company or other entity in which any member of the Wider Artilium Group or the Wider Pareteum Group has a significant economic interest and which is not a subsidiary undertaking of Artilium or Pareteum, otherwise than in the ordinary course of business, is subject to any liability, contingent or otherwise, and which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition;

(iii)	any past or present member, director, officer or employee of the Wider Artilium Group or the Wider Pareteum Group, or any other person for whom any such person may be liable or responsible, has not complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the UK Bribery Act 2010 and/or the US Foreign Corrupt Practices Act of 1977;

(iv)	any past or present member, director, officer or employee of the Wider Artilium Group or the Wider Pareteum Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with or made any investment in, or made any payments to: (A) any government, entity or individual with which US or EU persons are prohibited from engaging in activities or doing business by US or EU laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or (B) any government, entity or individual targeted by any of the economic sanctions of the United Nations or the European Union or any of their respective member states;

(v)	any asset of any member of the Wider Artilium Group or the Wider Pareteum Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition); or

(vi)	since, in the case of the Wider Artilium Group, 30 June 2017, or, in the case of the Wider Pareteum Group, 31 December 2017, no circumstance having arisen or event having occurred in relation to any intellectual property owned, used or licensed by the Wider Artilium Group or the Wider Pareteum Group or to any third parties, including: (A) any member of the Wider Artilium Group or the Wider Pareteum Group losing its title to any intellectual property or any intellectual property owned by the Wider Artilium Group or the Wider Pareteum Group being revoked, cancelled or declared invalid; (B) any agreement regarding the use of any intellectual property licensed to or by any member of the Wider Artilium Group or the Wider Pareteum Group being terminated or varied or (C) any claim being filed suggesting that any member of the Wider Artilium Group or the Wider Pareteum Group infringed the intellectual property rights of a third party or any member of the Wider Artilium Group or the Wider Pareteum Group being found to have infringed the intellectual property rights of a third party, in each case which is material in the context of the Wider Artilium Group or the Wider Pareteum Group taken as a whole or in the context of the Acquisition.

Part B: Certain further terms of the Acquisition

3.	The Scheme will not become effective unless the Conditions have been fulfilled or (if capable of waiver) waived or, where appropriate determined by Pareteum and/or Artilium to be or remain satisfied by 11.59 p.m. on the Long Stop Date.

4.	Subject to the requirements of the Takeover Panel, Pareteum reserves the right in its sole discretion to waive (if capable of waiver) in whole or part:

(a)	any of the Conditions set out in the above Condition 1 of Part A relating to the timing of the Court Meeting, the General Meeting and the sanctioning of the Scheme. If any of the deadlines for those events are not met, Pareteum shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Artilium to extend the deadline in relation to the relevant Condition;

(b)	Condition 1(c) of Part A relating to the approval of the Artilium Independent Shareholders of the Management Arrangement; and

(c)	all or any of the above Conditions 2(a) (New Pareteum Shares) to (j) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive), so far as they relate to Artilium, the Wider Artilium Group or any part thereof.

5.	Subject to the requirements of the Takeover Panel, Artilium reserves the right in its sole discretion to waive (if capable of waiver) in whole or part all or any of the above Conditions 2(c) (Regulatory approvals and clearances) to (j) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive), so far as they relate to Pareteum, the Wider Pareteum Group or any part thereof.

6.	Conditions 2(a) (New Pareteum Shares) to (j) (No discovery of certain matters regarding information and liabilities, corruption and intellectual property) of Part A (inclusive) must be fulfilled or waived by no later than 11:59 p.m. on the date immediately preceding the date of the Court Hearing, failing which the Scheme will lapse or, if the Acquisition is implemented by way of a Takeover Offer, no later than as permitted by the Takeover Panel. Each of Pareteum and Artilium shall be under no obligation to waive or treat as fulfilled any of the Conditions which are capable of being waived by a date earlier than the latest date specified above for the fulfilment or waiver thereof, notwithstanding that any such Condition or other Conditions of the Scheme and the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

7.	Under Rules 13.5 and 13.6 of the Code, Pareteum and Artilium (as applicable) may not invoke a Condition so as to cause the Scheme not to proceed, or to lapse, or so as to cause any Takeover Offer to lapse or be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to Pareteum Shareholders or Artilium Shareholders (as applicable) in the context of the Acquisition. Condition 1 of Part A (and, if applicable, any acceptance condition adopted on the basis specified in paragraph 9 below in relation to any Takeover Offer) are not subject to this provision of the Code.

8.	If Pareteum is required by the Takeover Panel to make an offer for Artilium Shares under the provisions of Rule 9 of the Code, Pareteum and Artilium may make such alterations to the Conditions and certain further terms of the Acquisition as are necessary to comply with the provisions of that Rule.

9.	Pareteum reserves the right to elect (with the consent of the Takeover Panel) to implement the Acquisition by making, directly or indirectly through a subsidiary or nominee of Pareteum, a Takeover Offer as an alternative to the Scheme. In such event, the Takeover Offer will be implemented on the same terms or, if Pareteum so decides, on such other terms being no less favourable, subject to appropriate amendments, as far as applicable, as those which would apply to the Scheme. The acceptance condition would be set at 90 per cent. of the shares to which such Takeover Offer relates (or such lesser percentage as Pareteum may decide with the consent of the Takeover Panel provided that it if became or was declared unconditional in all respects, the Takeover Offer would result in Pareteum holding Artilium Shares carrying greater than 50 per cent. of the voting rights in Artilium). Further, if sufficient acceptances of the Takeover Offer are received and/or sufficient Artilium Shares are otherwise acquired, it is the intention of Pareteum to apply the provisions of the Companies Act to compulsorily acquire any outstanding Artilium Shares to which such Takeover Offer relates.

10.	The Acquisition will lapse (unless otherwise agreed with the Takeover Panel) if:

(a)	in so far as the Acquisition or any matter arising from or relating to the Scheme or Acquisition constitutes a concentration with a community dimension within the scope of the Merger Regulation, the European Commission either initiates proceedings under Article 6(1)(c) of the Merger Regulation or makes a referral to a competent authority of the United Kingdom under Article 9(1) of the Merger Regulation and there is then a CMA Phase 2 Reference; or

(b)	in so far as the Acquisition or any matter arising from the Scheme or Acquisition does not constitute a concentration with a community dimension within the scope of the Merger Regulation, the Scheme or Acquisition or any matter arising from or relating to the Acquisition becomes subject to a CMA Phase 2 Reference, in each case, before the date of the Court Meeting.

11.	The Artilium Shares shall be acquired by Pareteum, with full legal title and beneficial ownership, fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and any other third party rights and interests whatsoever and together with all rights existing at the date of this Announcement or thereafter attaching thereto, including (without limitation) the right to receive and retain, in full, all dividends and other distributions (if any) declared, made or paid or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made on or after the date of this Announcement in respect of the Artilium Shares.

12.	If any dividend or other distribution in respect of the Artilium Shares is declared, paid or made on or after the date of this Announcement, Pareteum reserves the right to reduce the consideration payable for each Artilium Share under the terms of the Acquisition by the amount per Artilium Share of such dividend or distribution.

13.	Fractions of New Pareteum Shares will not be issued to Artilium Shareholders. Instead, Artilium Shareholders who otherwise would have received a fraction of a New Pareteum Share will receive an additional amount in cash, rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the high and low sales prices of Pareteum Shares on the NYSE American on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date.

14.	The New Pareteum Shares to be issued pursuant to the Acquisition have not been and will not be registered under any of the relevant securities laws of Canada, Japan or Australia and no relevant clearance in respect of the New Pareteum Shares has been, or will be, applied for in any jurisdiction other than the US. The New Pareteum Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

15.	The New Pareteum Shares will be issued credited as fully paid and will rank pari passu in all respects with Pareteum Shares in issue at the time that the New Pareteum Shares are issued pursuant to the Acquisition, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling on or after the Effective Date. Application will be made to the NYSE American for the New Pareteum Shares to be listed on the NYSE American on completion of the Acquisition.

16.	The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom and any Artilium Shareholders who are not resident in the United Kingdom will need to inform themselves about and observe any applicable requirements.

17.	Unless otherwise determined by Pareteum or required by the Code and permitted by applicable law and regulations, the Acquisition is not being, and will not be, made, directly or indirectly, in, into or by the use of the mails of, or by any other means or instrumentality (including, without limitation, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction.

18.	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

19.	This Announcement and any rights or liabilities arising hereunder, the Acquisition, the Scheme and the Forms of Proxy will be governed by the laws of England and Wales and will be subject to the jurisdiction of the courts of England. The Acquisition shall be subject to the applicable requirements of the Code, the Takeover Panel, the AIM Rules, the London Stock Exchange, the NYSE American, the SEC and the FCA.

APPENDIX II

SOURCES OF INFORMATION AND BASES OF CALCULATION

1.	All references to Artilium Shares are to Artilium ordinary shares of 5 pence each and references to Pareteum Shares are to Pareteum shares of common stock of $0.00001 each.

2.	The issued and to be issued ordinary share capital of Artilium of 399,109,292 comprises (i) 354,891,582 Artilium Shares in issue as of 6 June 2018, which included 27,695,177 Artilium shares owned by Pareteum, and (ii) 44,217,710 Artilium shares expected to be issued on or after the date of this Announcement to satisfy the exercise of options, payment of share-based remuneration in lieu of cash, deferred consideration for acquisitions, loan interest payments in shares and shares to be issued to advisers as consideration for services rendered.

3.	The implied offer price of 19.55 pence per Artilium Share is calculated by multiplying the exchange ratio of 0.1016 New Pareteum Shares per Artilium Share by the closing market price of Pareteum Shares of US$2.33 on 6 June 2018, converting the result into £ at a £:$ fx rate of 1.3413, and then adding 1.9p, being the cash consideration per Artilium Share.

4.	The value of Artilium’s entire issued and to be issued ordinary share capital implied by the terms of the Acquisition is based on the issued and to be issued share capital of Artilium (as referred to in paragraph 2 above) multiplied by the implied offer price (as referred to in paragraph 3 above).

5.	The number of New Pareteum Shares to be issued pursuant to the Acquisition is calculated as Artilium’s issued and to be issued ordinary share capital of 399,109,292 (as referred to in paragraph 2 above), minus the 27,695,177 Artilium shares owned by Pareteum (referred to in paragraph 2 above), minus the 23,583,917 vesting options held by Bart Weijermars and Rupert Hutton, multiplied by the 0.1016x exchange ratio, plus the 1,975,257 New Pareteum Shares expected to be issued to Bart Weijermars and Rupert Hutton pursuant to management option agreements in relation to their 23,583,917 vesting options.

6.	As of 6 June 2018, Pareteum had 54,664,827 shares of common stock outstanding, which included 3,200,332 Pareteum Shares owned by Artilium which will be cancelled on completion of the Acquisition, and 18,396,956 dilutive securities.

7.	The enlarged issued share capital of the Combined Group (being 89,316,571 Pareteum Shares) has been calculated on the basis of:

(i)	54,664,827 Pareteum common stock outstanding (as referred to in paragraph 6 above); plus

(ii)	37,314,805 New Pareteum Shares which would be issued under the terms of the Acquisition, (as referred in paragraph 5 above), plus 537,271 New Pareteum Shares to be issued under the Management Arrangement; minus

(iii)	The 3,200,332 Pareteum Shares currently held by Artilium (as referred in paragraph 6 above).

8.	The enlarged issued share capital of the Combined Group on a fully diluted basis (being 107,713,527 Pareteum Shares) has been calculated on the basis of the enlarged issued share capital of the Combined Group, being 89,316,571 Pareteum Shares (as referred to in paragraph 7 above), plus the 18,396,956 Pareteum dilutive securities referred to in paragraph 6 above.

9.	The percentage of the enlarged issued share capital of the Combined Group that will be owned by Artilium shareholders is calculated by dividing the number of New Pareteum Shares to be issued pursuant to the terms of the Acquisition referred to in paragraph 5 plus 537,271 New Pareteum Shares to be issued under the Management Arrangement by the enlarged issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting amount by 100 to produce a percentage.

10.	The percentage of the enlarged issued share capital of the Combined Group that will be owned by Pareteum shareholders is calculated by dividing the 54,664,827 existing Pareteum Shares less the 3,200,332 Pareteum Shares owned by Artilium referred to in paragraph 6 by the enlarged issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting amount by 100 to produce a percentage.

11.	The percentage of the enlarged issued share capital of the Combined Group on a fully diluted basis that will be owned by Artilium shareholders is calculated by dividing the number of New Pareteum Shares to be issued pursuant to the terms of the Acquisition referred to in paragraph 5 plus 537,271 New Pareteum Shares to be issued under the Management Arrangement by the enlarged issued share capital of the Combined Group on a fully diluted basis (as set out in paragraph 8 above) and multiplying the resulting amount by 100 to produce a percentage.

12.	The percentage of the enlarged issued share capital of the Combined Group on a fully diluted basis that will be owned by Pareteum shareholders is calculated by dividing the 54,664,827 existing Pareteum Shares less the 3,200,332 Pareteum Shares owned by Artilium referred to in paragraph 6 by the enlarged issued share capital of the Combined Group on a fully diluted basis (as set out in paragraph 8 above) and multiplying the resulting amount by 100 to produce a percentage.

13.	Unless otherwise stated all prices, volume weighted average and closing prices for Artilium Shares and Pareteum Shares are derived from Bloomberg.

14.	The premium calculations to the price per Artilium Share have been calculated by reference to implied offer price of 19.55 pence per Artilium Share referred to in paragraph 3 above and:

(i)	the Closing Price of an Artilium Share of 16.5 pence on 6 June 2018;

(ii)	the one calendar month volume weighted average price of an Artilium Share of 16.44 pence, from 6 May 2018 to 6 June 2018;

(iii)	the three calendar month volume weighted average price of an Artilium Share of 15.03 pence, from 6 March 2018 to 6 June 2018; and

(iv)	the Closing Price of an Artilium Share of 8.25 pence on 13 October 2017 (being the last Business Day prior to the date of Artilium’s announcement of its strategic alliance with Pareteum).

15.	The exchange rate of $1.3413:£1 for the conversion of U.S. dollars into pounds sterling has been derived from Bloomberg as of 6 June 2018.

16.	Unless otherwise stated, the historical financial information relating to Pareteum is extracted or derived from the audited consolidated financial statements of Pareteum for the relevant periods, prepared in accordance with U.S. GAAP.

17.	Unless otherwise stated, the historical financial information relating to Artilium is extracted or derived from the audited financial statements of Artilium for the relevant periods, prepared in accordance with IFRS.

18.	Certain figures included in this Announcement have been subject to rounding adjustments.

19.	The statement that the Acquisition represents an implied Enterprise Value / LTM Revenue 31 December 2017 multiple for Artilium of 4.3x is calculated by dividing the implied Enterprise Value of the Acquisition of £70.63m by Artilium’s pro forma Revenue for the twelve months ended 31 December 2017 of £16.54m. The Enterprise Value of the Acquisition is based on the fully diluted share capital of Artilium of 399,109,292 (as per paragraph 2 above) multiplied by the implied offer price (as per paragraph 3 above), plus total debt of £0.73m as at 31 December 2017, minus cash of £2.56m as at 31 December 2017, minus £5.56m, being the value of Artilium’s investment in Pareteum as at 6 June 2018. Artilium’s pro forma Revenue for the twelve months ended 31 December 2017 is stated pro forma for the Interactive Digital Media GmbH acquisition and is converted into £ at €:£ fx rate of 1.1409 which represents the average exchange rate for 2017.

20.	Based on Pareteum Non-GAAP earnings per share for the financial year ended 31 December 2019 and onwards. Non-GAAP EPS excludes stock compensation expense, amortization of intangible assets, restructuring charges, acquisition, integration, other one-time items and their related income tax effect. The statement that the Acquisition is expected to be earnings accretive is not intended as a profit forecast and should not be construed as such, and is not subject to the requirements of Rule 28 of the Takeover Code. The statement should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

21.	Pro-forma based on management estimates. Artilium financials calendarized to 31 December and excluding impact of purchase accounting adjustments. Pareteum FY2018 revenue estimate of $24.0m. Artilium FY2018 estimate of $25.0m. Artilium financials converted into USD at Pareteum’s long term business plan rate of USD:EUR = 0.8000.

APPENDIX III

DETAILS OF IRREVOCABLE UNDERTAKINGS

Pareteum and Artilium have received irrevocable undertakings to accept the Acquisition in respect of a total of 215,433,992 Artilium Shares (representing, in aggregate, approximately 60.70 per cent. of Artilium's Shares in issue on the Last Practicable Date), comprised as follows:

Artilium Directors' irrevocable undertakings

Name	Number of Artilium Shares	Per cent. of Artilium Shares in issue (%)
Jan-Paul Menke	6,936,897	1.95
Bart Weijermars	2,423,633	0.68
Rupert Hutton	256,410	0.07
Gerard Dorenbos	63,929,687	18.01
Total	73,546,627	20.71

The irrevocable undertakings from the Artilium Directors will only cease to be binding if:

(a)	the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become Effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date; or

(b)	the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn in accordance with its terms (for the avoidance of doubt, this shall not apply where the Scheme lapses or is withdrawn solely as a result of Pareteum exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme) and no new, revised or replacement Scheme or Takeover Offer has been announced by Pareteum or its affiliates in accordance with Rule 2.7 of the Code at the same time.

Other Artilium Shareholders' irrevocable undertakings

Name	Number of Artilium Shares	Per cent. of Artilium Shares in issue (%)
Frank Kamsteeg	14,486,931	4.08
Alberto Gimona	3,250,000	0.92
Andre Koudstaal Family Deleu-Hillaert N&L Eddy de Kroes Maarten van der Landen Mollinn (Roland Benuis) Nico de Pronk	6,094,372 27,316,147 7,816,849 17,184,346 4,075,000 18,788,437	1.72 7.70 2.20 4.84 1.15 5.29

Name	Number of Artilium Shares	Per cent. of Artilium Shares in issue (%)
Red Lum Ronald Zimet Sven van der Boogaard Junint Limited	2,996,780 23,900,000 1,650,000 14,328,503	0.84 6.73 0.46 4.04
Total	141,887,365	39.98

The irrevocable undertakings from the other Artilium Shareholders will only cease to be binding if:

(a)	the Scheme or a Takeover Offer announced in implementation of the Acquisition has not become Effective or been declared unconditional in all respects in accordance with the requirements of the Code (as the case may be) prior to the Long Stop Date;

(b)	the Scheme or a Takeover Offer (as the case may be) has lapsed or been withdrawn in accordance with its terms (for the avoidance of doubt, this shall not apply where the Scheme lapses or is withdrawn solely as a result of Pareteum exercising its right to implement the Acquisition by way of a Takeover Offer rather than a Scheme) and no new, revised or replacement Scheme or Takeover Offer has been announced by Pareteum or its affiliates in accordance with Rule 2.7 of the Code at the same time; or

(c)	a third party makes a competing offer at a value which (in Pareteum's reasonable opinion on the advice of Jefferies) exceeds the value of the consideration per Artilium Share under the Acquisition by 15 per cent. or more per Artilium Share (provided that, if no later than 5.00 p.m. on the fifth business day after the day on which the third party’s offer is made, the consideration per Artilium Share under the Acquisition is increased such that its value (in Pareteum's reasonable opinion on the advice of Jefferies) is equal to or exceeds the third party’s offer, this deed shall not lapse and all obligations under it shall remain in full force and effect).

APPENDIX IV

PARETEUM PROFIT FORECAST

On 7 May 2018, Pareteum announced its first quarter 2018 results, which included the following statement (further to guidance released on 27 March and 16 April 2018):

"Raised 2018 Outlook to At Least 60% Revenue Growth:

Based on our 36-month contractual revenue backlog of $200 million, as of March 31, 2018, and 2,200,000 connections, we are raising our 2018 outlook. The Company now expects 2018 revenue growth of at least 60% over 2017, up from the previous provided guidance of 50%. Also, with its current cost structures, Pareteum expects positive EBITDA, and cash from continuing operations for the full year 2018. As we convert backlog to connections, our revenue will increase and for every incremental dollar of revenue, we expect contribution to our bottom line. Our target gross margins are 70-75%."

The above statement constitutes a profit forecast for the purposes of Rule 28 of the Code (the "Pareteum Profit Forecast").

Set out below is the basis of preparation in respect of the Pareteum Profit Forecast, together with the assumptions on which it is based.

Basis of preparation

The Pareteum Profit Forecast is based on a reasonable estimation of future performance of the business by the Pareteum Directors and management.

The Pareteum Profit Forecast has been prepared on a basis consistent with the Pareteum Group's accounting policies which are in accordance with U.S. GAAP. These policies are consistent with those applied in the preparation of the Pareteum Group's annual results for the year ended 31 December 2017.

Assumptions

The Pareteum Profit Forecast is based on the following assumptions:

Factors outside the influence or control of the Pareteum Directors:

•	There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which the Pareteum Group operates.

•	There will be no material changes to the conditions of the markets and regions in which the Pareteum Group operates or in relation to customer demand or the behaviour of competitors in those markets and regions.

•	The interest, inflation and tax rates in the markets and regions in which the Pareteum Group operates will remain materially unchanged from the prevailing rates.

•	There will be no material adverse events that will have a significant impact on Pareteum's financial performance.

•	There will be no business disruptions that materially affect the Pareteum Group or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.

•	There will be no material changes in legislation or regulatory requirements impacting on the Pareteum Group's operations or its accounting policies.

•	The Scheme will not result in any material changes to Pareteum's obligations to customers.

•	The Scheme will not have any material impact on Pareteum's ability to negotiate new business.

Factors within the influence and control of the Pareteum Directors:

•	Pareteum's current and new contract negotiations will conclude substantially as the Pareteum Directors would reasonably expect based on the Pareteum Group's past experience.

•	There will be no material change to the present management of Pareteum.

•	There will be no material change in the operational strategy of the Pareteum Group.

•	There will be no material acquisitions or disposals.

•	There will be no material strategic investments over and above those currently planned.

•	The forecast excludes any impact of the Acquisition.

•	There will be no unexpected technical or network issues with products or process.

Pareteum Directors' confirmation

With the consent of Artilium, the Panel has granted a dispensation from the Code requirement for Pareteum's reporting accountants and financial advisers to prepare reports in respect of the Pareteum Profit Forecast.

The Pareteum Directors have considered the Pareteum Profit Forecast and confirm that it remains valid as at the date of this Announcement, and has been properly compiled on the basis of the assumptions set out in this Appendix IV and that the basis of the accounting used is consistent with Pareteum's accounting policies.

APPENDIX V

DEFINITIONS

In this Announcement, the following words and expressions have the following meanings, unless the context requires otherwise:

Acquisition	the recommended offer to be made by Pareteum to acquire the entire issued and to be issued ordinary share capital of Artilium to be effected by means of the Scheme (or, if Pareteum so elects and subject to the Takeover Panel's consent, a Takeover Offer) on the terms and subject to the conditions set out in the Scheme Document;
AIM	AIM, a market operated by the London Stock Exchange;
AIM Rules	the AIM Rules for companies and the AIM Rules for Nominated Advisors issued by the London Stock Exchange from time to time relating to AIM traded securities and the operation of AIM;
Announcement	this announcement of the Acquisition made in accordance with Rule 2.7 of the Code;
Artilium	Artilium plc;
Artilium's Articles	Artilium's Articles of Association currently adopted and filed with Companies House;
Artilium Directors	the directors of Artilium from time to time;
Artilium Group	Artilium and its subsidiaries and subsidiary undertakings;
Artilium Independent Shareholders	the Artilium Shareholders excluding Bart Weijermars and any person acting in concert or connected with him;
Artilium Management Options	the options over ordinary shares of 5p each in the Company granted to Rupert Hutton and Grootzande Management BV on 1 July 2017;
Artilium Meetings	together, the Court Meeting and the General Meeting;
Artilium Recommending Directors	the Artilium Directors excluding Bart Weijermars and any person acting in concert or connected with him;
Artilium Shareholders	the holders of Artilium Shares, excluding Pareteum;
Artilium Shares	ordinary shares of £0.05 each in the capital of Artilium;
Authorisations	authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions, determinations, exemptions or approvals;
Business Day	a day, other than a Saturday, Sunday, public holiday or bank holiday, on which banks are generally open for normal business in the City of London and New York;
Closing Price	the closing middle market quotation for an Artilium Share at the close of business on the day to which such price relates, as derived from the AIM appendix to the Daily Official List;

CMA	the independent body which conducts inquiries into mergers, markets and the regulation of the major regulated industries in the United Kingdom (or any successor body or bodies carrying out the same functions in the United Kingdom from time to time);
CMA Phase 2 Reference	a reference of the Acquisition to the chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013;
Code	the City Code on Takeovers and Mergers;
Combined Group	the enlarged group following the completion of the Acquisition, comprising the Pareteum Group and the Artilium Group;
Companies Act	the UK Companies Act 2006;
Competition Laws	any federal, state, local statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolisation or restraint of trade or lessening of competition through merger or acquisition;
Conditions	the conditions to the implementation of the Scheme and the Acquisition, which are set out in Appendix I to this Announcement and to be set out in the Scheme Document;
Confidentiality Agreement	the confidentiality agreement entered into by Pareteum and Artilium on 31 January 2018;
Co-operation Agreement	the co-operation agreement entered into by Pareteum and Artilium on or around 6 June 2018;
Court	the High Court of Justice in England and Wales;
Court Hearing	the hearing by the Court to sanction the Scheme and, if such hearing is adjourned, references to the commencement of any such hearing shall mean the commencement of the final adjournment thereof;
Court Meeting	the meeting (or any adjournment, postponement or reconvention thereof) of the Artilium Independent Shareholders (or the relevant class or classes thereof) to be convened by order of the Court pursuant to Part 26 of the Companies Act to consider and, if thought fit, approve the Scheme (with or without modification);
Court Order	the order of the Court sanctioning the Scheme;
CREST	the relevant system (as defined in the Regulations) in respect of which Euroclear UK & Ireland is the Operator (as defined in the Regulations);
Daily Official List	the Daily Official List of the London Stock Exchange;
Dealing Disclosure	has the same meaning as in Rule 8 of the Code;
Disclosed

in the case of Artilium: (i) matters fairly disclosed in the information made available to Pareteum (or Pareteum's advisers) in the data room established by Artilium for the purposes of the Acquisition; (ii) information fairly disclosed in writing by or on behalf of Artilium to Pareteum prior to the date of this Announcement in relation to the Acquisition; (iii) information included in the annual report and accounts of the Artilium Group for the financial year ended 30 June 2017; (iv) information disclosed in a public announcement to a RIS made by Artilium prior to the date of this Announcement; or (v) disclosed in this Announcement;

in the case of Pareteum: (i) matters fairly disclosed in the information made available to Artilium (or Artilium's advisers) in the data room established by Pareteum for the purposes of the Acquisition; (ii) information fairly disclosed in writing by or on behalf of Pareteum to Artilium prior to the date of this Announcement in relation to the Acquisition; (iii) information included in the annual report and accounts of the Pareteum Group for the financial year ended 31 December 2017; (iv) information disclosed in a public announcement made by Pareteum prior to the date of this Announcement; or (v) disclosed in this Announcement;
Disclosure Table	the disclosure table on the Takeover Panel's website at www.thetakeoverpanel.org.uk;
Effective	in the context of the Acquisition: (a) if the Acquisition is implemented by way of a Scheme, the Scheme having become effective in accordance with its terms, upon the delivery of the Court Order to the Registrar of Companies; or (b) if the Acquisition is implemented by way of a Takeover Offer, the Takeover Offer having been declared or become unconditional in all respects in accordance with the requirements of the Code;
Effective Date	the date upon which: (a) the Scheme becomes Effective; or (b) if Pareteum elects and the Takeover Panel consents to implement the Acquisition by way of a Takeover Offer, the Takeover Offer becomes Effective;
Excluded Shares	(i) any Artilium Shares legally or beneficially held by Pareteum or any member of the Pareteum Group; or (ii) any Treasury Shares;
FCA	the UK Financial Conduct Authority or its successor from time to time;
finnCap	finnCap Ltd.;
Forms of Proxy	the forms of proxy for use at the Court Meeting and the General Meeting respectively, which will accompany the Scheme Document;
FSMA	the Financial Services and Markets Act 2000, as amended;
General Meeting	the general meeting (or any adjournment, postponement or reconvention thereof) of Artilium Shareholders to be convened in connection with the Scheme;
Governmental Entity	any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organisation or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority;

Initial Stock Options	the initial stock options over Pareteum Shares to be awarded to Bart Weijermars in accordance with the terms of the Management Services Agreement, as further described in paragraph 16 (Summary of the Management Arrangement);
Jefferies	Jefferies International Limited;
Last Practicable Date	6 June 2018 (being the last Business Day prior to the date of this Announcement);
London Stock Exchange	London Stock Exchange Group Plc;
Long Stop Date	31 January 2019 or such later date (if any) as Pareteum and Artilium may, with the consent of the Takeover Panel, agree and (if required) the Court may allow;
Management Arrangement	the arrangements set out in the Management Services Agreement, and as further described in paragraph 16 (Summary of the Management Arrangement) of this Announcement and to be set out in the Scheme Document;
Management Company	Grootzande Management BV of Park Leeuwensteijn 4, 2272 AC Voorburg, The Netherlands, registered KvK 55703755, of which Bart Weijermars is the principal;
Management Services Agreement	the management services agreement entered into by Pareteum and the Management Company on 8 May 2018 (and amended on 7 June 2018);
Merger Regulation	Council Regulation (EC) No 139/2004;
New Pareteum Shares	the Pareteum Shares which are issued in connection with the Acquisition;
NYSE American	NYSE American LLC, an exchange owned by the Intercontinental Exchange, Inc.;
Offer Period	the period which commenced on the date of this Announcement and ending on the date on which the Acquisition becomes Effective, lapses or is withdrawn (or such other date as the Takeover Panel may decide);
Opening Position Disclosure	has the same meaning as in Rule 8 of the Code;
Pareteum	Pareteum Corporation, a company incorporated in the State of Delaware, USA;
Pareteum Directors	the directors of Pareteum from time to time;
Pareteum Group	Pareteum and its subsidiaries and subsidiary undertakings;
Pareteum Profit Forecast	the Pareteum profit forecast set out in Appendix IV;
Pareteum Shares	the common stock of $0.00001 par value each in the capital of Pareteum;
Pareteum Stockholders	the holders of Pareteum Shares;
Pareteum Stockholder Meeting	the meeting of Pareteum Stockholders to be convened in connection with the Acquisition, notice of which will be sent to Pareteum Stockholders, including any adjournment thereof;

Pareteum Stockholder Resolution	a resolution for the approval of the issuance of the New Pareteum Shares in relation to the Acquisition by a majority of votes cast on such resolution at the Pareteum Stockholder Meeting, as required by the rules of the NYSE American;
Pareteum Stock Option Plan	Pareteum’s 2017 Long-Term Incentive Compensation Plan or such future successor long-term incentive compensation plan as Pareteum has in place, from time to time;
PRA	the UK Prudential Regulation Authority or its successor from time to time;
Proxy Statement	the proxy statement on Schedule 14A to be sent by Pareteum to Pareteum Stockholders summarising the background to and reasons for the Acquisition, which includes a notice convening the Pareteum Stockholder Meeting;
Registrar of Companies	the Registrar of Companies in England and Wales;
Regulations	the Uncertificated Securities Regulations 2001 (SI 2001/3755);
Resolutions	the resolutions to be proposed by Artilium at the General Meeting in connection with, amongst other things, the approval of the Scheme, the approval of the Management Arrangement, the amendment of Artilium's Articles and such other matters as may be necessary to implement the Scheme;
Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available in that jurisdiction;
RIS	a service approved by the London Stock Exchange for the distribution to the public of announcements and included within the list maintained on the London Stock Exchange's website;
Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act to effect the Acquisition between Artilium and the Scheme Shareholders (the full terms of which will be set out in the Scheme Document), with or subject to any modification, addition or condition which Pareteum and Artilium may agree, and, if required, the Court may approve or impose;
Scheme Document	the document to be despatched to (amongst others) Artilium Shareholders containing, amongst other things, the terms and conditions of the Scheme and the notices convening the Court Meeting and the General Meeting;
Scheme Record Time	the time and date to be specified in the Scheme Document, expected to be 6:00 p.m. on the Business Day immediately prior to the Effective Date;
Scheme Shareholders	holders of Scheme Shares;
Scheme Shares	the Artilium Shares: (i) in issue at the date of the Scheme Document; (ii) (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; and

(iii)          (if any) issued at or after the Voting Record Time but at or before the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme or shall by such time have agreed in writing to be bound by the Scheme, in each case other than any Excluded Shares;

SEC	the US Securities and Exchange Commission;
Takeover Offer	should the Acquisition be implemented by way of a takeover offer as defined in section 974 of the UK Companies Act 2006, the offer to be made by or on behalf of Pareteum to acquire the entire issued and to be issued ordinary share capital of Artilium and, where the context requires, any subsequent revision, variation, extension or renewal of such offer;
Takeover Panel	the UK Panel on Takeovers and Mergers;
Third Party	each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, professional or investigative body or authority (including any antitrust or merger control authority), court, trade agency, professional association, institution, works council, employee representative body or any other similar body or person whatsoever in any jurisdiction;
Treasury Shares	any Artilium Shares which are for the time being held by Artilium as treasury shares (within the meaning of the Companies Act);
United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland;
United States or US or USA or United States of America	the United States of America, its territories and possessions, all areas subject to its jurisdiction or any subdivision thereof, any state of the United States of America and the District of Columbia;
US Exchange Act	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
US Securities Act	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;
Voting Record Time	the date and time specified in the Scheme Document by reference to which entitlements to vote on the Scheme will be determined, expected to be 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the second day before the date of such adjourned meeting;
Volume Weighted Average Price	the volume weighted average of the per share trading prices of Artilium Shares on the London Stock Exchange as reported through FactSet;
Wider Pareteum Group	Pareteum, its parent undertakings and its and such parent undertakings' subsidiary undertakings and any other body corporate, partnership, joint venture or person in which Pareteum and/or such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent;

Wider Artilium Group	Artilium, its subsidiary undertakings, and any other body corporate, partnership, joint venture or person in which Artilium and/or such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent;
€ or EUR	Euro, the lawful currency of the countries within the currency union of the European Union;
£ of GBP or pence	pounds sterling or pence, the lawful currency of the United Kingdom; and
USD, US$, $ or cents	US dollar, the lawful currency of the United States of America.

In this Announcement:

(a)	all times referred to are to London time unless otherwise stated;

(b)	references to the singular include the plural and vice versa, unless the context otherwise requires;

(c)	"subsidiary", "subsidiary undertaking" and "undertaking" have the meanings given by the Companies Act and "associated undertaking" has the meaning given to it by paragraph 19 of Schedule 6 of the Large and Medium-sized Companies and Groups (Accounts and Reports) Regulations 2008, other than paragraph 1(b) thereof which shall be excluded for this purpose; and

(d)	all references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.